- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement           / /  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY RULE
                                                14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      WESTINGHOUSE ELECTRIC CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      WESTINGHOUSE ELECTRIC CORPORATION
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                                         ---------------
     (5) Total fee paid:
                        ------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
                                ----------------------------------------
     (2) Form, Schedule or Registration Statement No.:
                                                      ------------------
     (3) Filing Party:
                      --------------------------------------------------
     (4) Date Filed:
                    ----------------------------------------------------

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
                                                                   WESTINGHOUSE
                                                                   ELECTRIC
                                                                   CORPORATION








Notice of 1995 Annual Meeting

and Proxy Statement



April 26, 1995


[WESTINGHOUSE LOGO]

TO OUR SHAREHOLDERS:

    We hope that you will be able to join us at our Annual Meeting of Shareholders to be held at the Corporation's Electronic Systems plant, Linthicum, Maryland, on Wednesday, April 26, 1995 beginning at 10:30 a.m., Eastern Standard Time.

    After the business of the meeting has been concluded, I will report to shareholders on the activities of the Corporation. A discussion period will follow the report.

    It is important that your shares be represented at the meeting. Please give careful consideration to the matters to be voted upon, complete and sign the accompanying Proxy, and return it promptly in the envelope provided. The vote of each shareholder is important to the Board of Directors. We appreciate your time and attention to the accompanying proxy statement.

Sincerely,

/s/ Michael H. Jordan

Michael H. Jordan
Chairman of the Board and
Chief Executive Officer

WESTINGHOUSE ELECTRIC CORPORATION
NOTICE OF ANNUAL MEETING

    The Annual Meeting of Shareholders of Westinghouse Electric Corporation will be held at the Corporation's Electronic Systems plant, located at 7323 Aviation Boulevard, Linthicum, Maryland, on Wednesday, April 26, 1995 commencing at 10:30 a.m., Eastern Standard Time. The purposes of the meeting are to (1) vote for the election of eleven directors, each for a term of one year, (2) vote for the election of independent accountants for 1995, (3) vote on a proposal to amend the Deferred Stock and Compensation Plan for Directors, (4) vote on a proposal to amend the 1993 Long-Term Incentive Plan, (5) if properly presented, vote on the shareholder proposals set forth in this proxy statement and (6) transact such other business as may properly come before the meeting.

    The Board of Directors has established February 4, 1995 as the record date for determining the shareholders entitled to vote at the annual meeting. Only holders of record of common stock at the close of business on that date will be entitled to vote at the meeting.

    If you plan to attend, please return the ticket request provided on page 54 and a ticket will be sent to you approximately one week before the meeting. If you do not plan to attend, please be advised that a summary of the meeting and the actions taken will be included in the second quarter report to shareholders.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR PURPOSES OF CONDUCTING BUSINESS.

On Behalf of the Board of Directors,

/s/ Angeline C. Straka

Angeline C. Straka
Vice President, Secretary
and Associate General Counsel

Pittsburgh, Pennsylvania
March 10, 1995


TABLE OF CONTENTS
Proxy Statement...............................................................   4
    Election of Directors.....................................................   4
    Election of Independent Accountants.......................................  29
    Proposal to Amend the Deferred Stock and Compensation Plan for Directors..  30
    Proposal to Amend the 1993 Long-Term Incentive Plan.......................  34
    Shareholder Proposals.....................................................  35
    Voting Information........................................................  38
    Shareholder Proposal Submissions for 1996 Annual Meeting..................  39
    Solicitation of Proxies...................................................  40
Ticket Request................................................................  54

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 26, 1995

    The principal executive offices of Westinghouse Electric Corporation are in the Westinghouse Building, 11 Stanwix Street, Pittsburgh, Pennsylvania 15222.

    This proxy statement and the accompanying proxy card are first being sent to shareholders on or about March 10, 1995. Only the holders of record of common stock at the close of business on February 4, 1995 are entitled to vote at the meeting. On that date, 357,414,645 shares of common stock were outstanding, each of which entitles the holder to one vote on each matter to come before the meeting.

    The by-laws of the Corporation provide that proxies, ballots and voting tabulations that identify individual shareholders will be kept confidential, except as may be necessary to meet applicable legal requirements. Information that identifies individual shareholders is available for examination only by the judge of election and persons associated with an independent third-party tabulator.

1. ELECTION OF DIRECTORS
    (Item 1 on proxy card)

    At the 1995 Annual Meeting, eleven directors are to be elected to hold office until the 1996 Annual Meeting and until their successors have been elected and qualified. The Board presently consists of eleven members. In accordance with the Corporation's retirement policy for non-employee directors, Rene C. McPherson will retire from the Board at the 1995 Annual Meeting. The Board of Directors proposes for election Frank C. Carlucci, Robert E. Cawthorn, Gary M. Clark, George H. Conrades, William H. Gray III, Michael H. Jordan, David
T. McLaughlin, Richard M. Morrow, Richard R. Pivirotto, Paula Stern and Robert
D. Walter, all of whom except Robert E. Cawthorn are now directors of the Corporation.

    Information about the nominees is set forth on pages 5 through 10.

    The persons named in the enclosed proxy card (Messrs. Jordan, Clark and Briskman) have advised that, unless a contrary direction is indicated on the proxy card, they intend to vote for the election of the proposed nominees. They have also advised that in the event any of the eleven nominees shall not be available for election, they will vote for the election of such substitute nominee or nominees, if any, as the Board may propose, or, in lieu thereof, the Board may reduce the number of directors in accordance with the by-laws of the Corporation.

NOMINEES PROPOSED BY THE BOARD OF DIRECTORS

[PHOTO]    FRANK C. CARLUCCI, 64
           Chairman
           The Carlyle Group (merchant banking)
           Washington, D.C.

In 1989, Mr. Carlucci joined The Carlyle Group, a Washington-based merchant bank, as vice chairman and became its chairman in 1993. Mr. Carlucci served the United States government in various capacities, including Secretary of Defense from 1987 to 1989 and Assistant to the President for National Security Affairs from 1986 to 1987. Mr. Carlucci is a director of Ashland Oil, Inc., Bell Atlantic Corporation, CB Commercial Real Estate Group, Inc., Kaman Corporation, Neurogen Corporation, Quaker Oats Company, Northern Telecom, Ltd., Connecticut Mutual Life Insurance Company, The Upjohn Company, General Dynamics Corporation, SunResorts Ltd., N.V., and Texas Biotechnology Corporation. He was first elected to the Westinghouse Board in 1989.


[PHOTO]    ROBERT E. CAWTHORN, 59
           Chairman and Chief Executive Officer
           Rhone-Poulenc Rorer Inc. (pharmaceuticals)
           Collegeville, Pennsylvania

Mr. Cawthorn joined Rorer Group Inc. (now known as Rhone-Poulenc Rorer Inc.) in 1982 as executive vice president and president of Rorer's International Division. He became president of Rorer Group in 1984, chief executive officer in 1985, and chairman in 1986. Mr. Cawthorn is a director of Rhone-Poulenc Rorer Inc., Sun Company, the Vanguard Group of Investment Companies, and Applied Immune Sciences, Inc.

[PHOTO]    GARY M. CLARK, 59
           President
           Westinghouse Electric Corporation
           Pittsburgh, Pennsylvania

Mr. Clark, who joined Westinghouse in 1957, has served as president of Westinghouse and a director since 1993. From January 1993 to June 1993, Mr. Clark also served as interim chief executive officer. After holding various management posts with Westinghouse, he was named executive vice president of the industries group in 1988 and appointed executive vice president of industries and corporate resources in 1991. Mr. Clark is a director of The Western Pennsylvania Healthcare Systems, Inc., the Manufacturers' Alliance for Productivity and Innovation, Inc. and the National Association of Manufacturers.


[PHOTO]    GEORGE H. CONRADES, 56
           President and Chief Executive Officer
           Bolt Beranek & Newman Inc. (high technology)
           Cambridge, Massachusetts

Mr. Conrades joined International Business Machines (IBM) in 1961 and held a number of management positions in the United States and Asia. At the time of his retirement from IBM in 1992, he was senior vice president, corporate marketing and services. In 1992, he became a partner in Conrades/Reilly Associates, a business consulting company. In 1994, he was named to his current position as president and chief executive officer of Bolt Beranek & Newman Inc. Mr. Conrades is a director of Bolt Beranek & Newman Inc., GEV Corporation and Comprehensive Rehabilitation Associates. Mr. Conrades was first elected to the Westinghouse Board in 1994.

[PHOTO]    WILLIAM H. GRAY III, 53
           President and Chief Executive Officer
           United Negro College Fund, Inc. (non-profit fund-raising) Fairfax, Virginia

Mr. Gray has been president and chief executive officer of United Negro College Fund, Inc. since 1991. From 1979 until 1991, he was a member of the United States House of Representatives and served as house majority whip. Mr. Gray is a director of Warner-Lambert Company, The Prudential Insurance Company of America, Union Pacific Corporation, MBIA, Inc., Rockwell International, The Chase Manhattan Bank, N.A. and Lotus Development Corporation. Mr. Gray was first elected to the Westinghouse Board in 1991.


[PHOTO]    MICHAEL H. JORDAN, 58
           Chairman and Chief Executive Officer
           Westinghouse Electric Corporation
           Pittsburgh, Pennsylvania

Mr. Jordan was elected chairman and chief executive officer of Westinghouse, and a member of the Board, in 1993. From 1974 to 1992, Mr. Jordan held various management positions with PepsiCo, Inc., a beverage, snack food and restaurant company, retiring as chairman of the PepsiCo International Foods and Beverages Division in 1992. From 1992 until June 1993, he was a partner with Clayton, Dubilier & Rice, Inc., a private investment firm. Mr. Jordan is a director of Rhone-Poulenc Rorer Inc., Melville Corporation, Dell Computer Corporation, United Negro College Fund, Inc., and Aetna Life and Casualty Company.

[PHOTO]    DAVID T. MCLAUGHLIN, 62
           Chairman and Chief Executive Officer
           The Aspen Institute (leadership enhancement)
           Washington, D.C.

In 1987, Mr. McLaughlin became chairman of The Aspen Institute and in 1988 was appointed chief executive officer. From 1970 to 1981, Mr. McLaughlin served in various management roles at The Toro Company, being named chairman and chief executive officer in 1977. From 1981 to 1987, he was president of Dartmouth College. Mr. McLaughlin is a director of Atlantic Richfield Company, The Chase Manhattan Corporation, The Chase Manhattan Bank, N.A., Partnerre Re Holdings Ltd. and Standard Fusee Corporation. Mr. McLaughlin was first elected to the Westinghouse Board in 1979.


[PHOTO]    RICHARD M. MORROW, 69
           Retired Chairman and Chief Executive Officer
           Amoco Corporation (petroleum and petroleum products)
           Chicago, Illinois

From January 1993 until June 1993, Mr. Morrow served as chairman of the board of directors of Westinghouse. From 1983 until his retirement in 1991, he was chairman of the board and chief executive officer of Amoco Corporation. Mr. Morrow is a director of First Chicago Corporation, The First National Bank of Chicago, R.R. Donnelly & Sons Co., Potlatch Corporation, the Marsh & McLennan Companies, and Seagull Energy Corp. Mr. Morrow was first elected to the Westinghouse Board in 1986.

[PHOTO]    RICHARD R. PIVIROTTO, 64
           President
           Richard R. Pivirotto Co., Inc. (management consulting)
           Greenwich, Connecticut

Mr. Pivirotto is president of Richard R. Pivirotto Co., Inc., a management consulting firm. Mr. Pivirotto served as chairman of Associated Dry Goods Corporation from 1976 until his retirement in 1981. He continued to serve on the board of Associated Dry Goods until its acquisition by May Department Stores in 1986. Mr. Pivirotto is a director of General American Investors Company, Inc., The Gillette Company, New York Life Insurance Company, Immunomedics, Inc., and the General Theological Seminary. He is also a trustee emeritus of Princeton University and a trustee and chairman of the Greenwich Hospital Association. Mr. Pivirotto was first elected to the Westinghouse Board in 1973.


[PHOTO]    PAULA STERN, 49
           President
           The Stern Group, Inc. (economic analysis and trade advisory services) Washington, D.C.

Since 1988, Dr. Stern has been president of The Stern Group, Inc. and in 1993 became senior fellow at the Progressive Policy Institute. From 1972 to 1988, Dr. Stern held various positions with the United States government, including commissioner and then chair of the U.S. International Trade Commission. She is a director of Scott Paper Company, Harcourt General, Dynatech Corporation and Duracell International, Inc. Dr. Stern was first elected to the Westinghouse Board in 1992.

[PHOTO]    ROBERT D. WALTER, 49
           Chairman and Chief Executive Officer
           Cardinal Health, Inc. (wholesale pharmaceutical distributor) Dublin, Ohio

Mr. Walter is the founder, chairman and chief executive officer of Cardinal Health, Inc. Since 1970, through internal growth, acquisitions and a public offering in 1983, Mr. Walter has built Cardinal into one of the nation's largest wholesalers of pharmaceutical and related health care products with annual sales in 1993 of $7 billion. Mr. Walter is a director of Banc One Corporation and Columbia/HCA Healthcare Corporation. He was elected to the Westinghouse Board in December 1994.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    In 1994, there were nine meetings of the Board. Each director attended at least 86% of all meetings of the Board and its committees on which the director served. Consistent with Westinghouse's long-standing practice and its by-laws, a majority of the members of the Board are independent as defined under the Corporation's by-laws. At the present time, there are eleven members of the Board. Mr. McPherson will retire from the Board at the annual meeting. The remaining ten directors and Mr. Cawthorn have been nominated to serve as directors.

    Westinghouse has four standing Board committees: the Audit Review Committee, the Committee on Environment and Health, the Compensation Committee, and the Nominating and Governance Committee. As required by the Corporation's by-laws, all members of the Compensation Committee and the Nominating and Governance Committee are independent as defined under the by-laws. The Compensation Committee consists of at least three Board members, who must also be disinterested persons as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and outside directors as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (Code). In addition, all members of the Audit Review Committee and the Committee on Environment and Health are independent.

    The Audit Review Committee assists the Board in fulfilling its responsibilities concerning the Corporation's accounting and financial reporting practices and the ethical conduct of the Corporation and its employees. The Committee makes recommendations to the Board regarding the selection, retention or termination of the Corporation's independent auditors, and reviews the professional services, proposed fees and independence of such auditors. The Committee reviews with management and the independent auditors both the controls established to protect the integrity of the quarterly reporting process and the Corporation's annual financial statements. The Committee exercises general oversight of pension and employee benefit plans and programs. Mr. McLaughlin is chair of this Committee, and directors Carlucci, Gray, McPherson, Morrow, Pivirotto and Stern are members. This Committee held three meetings in 1994.

    The Committee on Environment and Health oversees the Corporation's environment and health policies. The Committee reviews with management the Corporation's policies and plans concerning activities which affect the environment, reviews health and safety issues affecting employees and the general public, and reviews the Corporation's compliance with laws and regulations relating to the environment and health and safety issues. Mr. Morrow is chair of this Committee, and directors Carlucci, Gray, Pivirotto and Stern are members. This Committee held one meeting in 1994.

    The Compensation Committee assists the Board in the establishment of appropriate compensation and benefits for the Corporation's directors, officers and employees. The Committee's general responsibilities include advising the Board on significant compensation matters, reporting on executive compensation to shareholders as appropriate, evaluating existing executive compensation and benefit programs, and reviewing, evaluating and approving proposed new executive programs. The Committee also reviews and makes recommendations concerning outside director compensation. This Committee administers the Annual Performance Plan and the Corporation's long-term incentive plans. This Committee engages an independent compensation consultant as an advisor. Mr. Pivirotto is chair of this Committee, and directors Carlucci, Conrades, McLaughlin, McPherson, and Morrow are members. This Committee held four meetings in 1994.

    The Nominating and Governance Committee makes recommendations to the Board concerning the recruitment and selection of the chief executive officer and of Board candidates. This Committee is also responsible for assessing the performance of the Board. In addition, the Committee reviews the size and composition of the Board and makes appropriate recommendations. Mr. McPherson is chair of this Committee, and directors Conrades, Gray, McLaughlin and Pivirotto are members. This Committee held four meetings in 1994.

    With respect to nominees to the Board, any shareholder desiring to recommend a candidate for consideration by the Nominating and Governance Committee should furnish to the Secretary a resume of the experience and qualifications of the proposed nominee, and a written statement signed by the proposed nominee consenting to be nominated to the Board and to serve if elected. Pursuant to the Corporation's by-laws, any shareholder wishing to nominate a candidate at the 1996 Annual Meeting must send a notice to the Secretary at the principal executive offices of Westinghouse on or before January 25, 1996 setting forth the information required by the Corporation's by-laws. A candidate for director should be highly experienced, have knowledge and a background that will be useful to the Corporation and the ability to exercise sound business judgment. The candidate must also be willing and able to commit the time and effort needed to be an effective director.

DIRECTOR COMPENSATION

    A director who is an employee of the Corporation receives no additional compensation for services as a director. Directors who are not employees of the Corporation are paid an annual cash retainer of $22,000. Non-employee directors receive $1,200 for each Board and Committee meeting attended and receive a $2,000 annual fee for serving as a Committee chair. Non-employee directors may also receive a $1,200 per diem fee for special services outside the scope of normal Board and Committee activities. Messrs. Conrades, McPherson and Pivirotto received total per diem fees during 1994 of $1,200, $8,400 and $1,200, respectively, for special services relating to the search for additional qualified candidates for director. Non-employee directors may defer all or a portion of their retainer and fees on terms similar to the terms for deferral of annual and long-term incentive awards described on pages 17 and 18. A director will receive deferred amounts in five annual installments following termination of service as a director. In the event of a change in control of the Corporation, these deferred amounts may be paid as prescribed by the Compensation Committee.

    Each non-employee director elected at an annual meeting receives 400 common stock equivalents annually that yield dividend equivalents. These common stock and dividend equivalents are held in a deferred stock account, and are paid in Westinghouse common stock in January of the year following the year of termination of service as a director. In the event of a change in control of the Corporation, these stock equivalents will have a value based on the highest price of the Westinghouse common stock during the thirty days preceding such change in control and may be paid as the Compensation Committee prescribes. In April 1994, each continuing non-employee director received 400 common stock equivalents and in December 1994, Mr. Walter received 100 common stock equivalents upon his election as a director, pursuant to the above-described program.

    Under the Advisory Director's Plan, a non-employee director who completes at least five years of Board service and retires at age 70 (or such earlier date as may be approved by the Advisory Plan committee) will receive a post-retirement annual payment of an amount equal to 100% of the annual retainer in effect at the time of the director's retirement. An eligible director receives one such annual payment for each full year of Board service up to a maximum of ten payments. In the event of a change in control of the Corporation, such benefits vest immediately and the value of unpaid benefits are paid on such terms as the Advisory Plan committee may prescribe.

    As part of its overall program to promote charitable giving, the Corporation established the Director's Charitable Giving Program funded by life insurance policies maintained by the Corporation on directors. A non-employee director, upon completing five years of Board service, and the chairman and chief executive officer of the Corporation, are eligible to participate in this program. Upon the death of a director, the Corporation will make a donation of $500,000 to a single qualifying charitable or other non-profit organization, or a donation of $250,000 to each of two such organizations, selected by that director. The Corporation will subsequently be reimbursed by life insurance proceeds. In the event of a change in control of the Corporation, donations may be made as of the date of such change in control and paid on such basis and in such form as the Program committee may prescribe. Individual directors derive no financial benefit from this program, since all charitable deductions accrue solely to the Corporation.

    One of the items being voted on at the annual meeting is a proposal to amend the Deferred Stock and Compensation Plan for Directors. If the proposal is adopted, a director's annual compensation will be modified as follows: beginning April 26, 1995, in addition to the annual cash retainer, each non-employee director elected at an annual meeting will receive an option grant to purchase 3,000 shares of the Corporation's common stock in lieu of the prior practice of receiving annual grants of 400 common stock equivalents as described above. Committee chairs will receive an annual option grant to purchase 750 shares of the Corporation's common stock in addition to the $2,000 annual fee. For more information on these proposed changes, see pages 30 through 34.

TRANSACTIONS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

    During 1994, the Corporation and its subsidiaries engaged in various transactions in the ordinary course of business with unaffiliated corporations of which certain of the non-employee directors are executive officers. The Corporation does not consider the amounts involved in any of these transactions to be material.

    In the normal course of its business, the Corporation paid $105,964 during 1994 to Newmyer Associates, Incorporated, a firm that provides newsletters and monitoring and reporting services to companies on congressional and executive branch developments. Mr. Carlucci is chairman and a 10% shareholder of Newmyer. The Corporation expects to continue to use the services of Newmyer in 1995.

LITIGATION INVOLVING DERIVATIVE CLAIMS AGAINST DIRECTORS

    In December 1988, a derivative action was filed in the United States District Court, District of New Jersey, against the Corporation and certain of its previous directors and current directors McLaughlin, McPherson, Morrow and Pivirotto, seeking disqualification of such persons from continuing to serve as directors and other legal, equitable or declaratory relief as the court deems proper plus costs and attorneys' fees. This action alleged violations by the directors of certain provisions of the federal securities laws in connection with the construction of a nuclear power plant in the Republic of the Philippines. The complaint also asserted state law breach of fiduciary duty claims arising from the alleged failure to pursue causes of action the Corporation was alleged to possess against those individuals responsible for any alleged wrongdoing in connection with the procurement of the contract to construct the Philippines nuclear power plant. A 15 count lawsuit was filed against the Corporation in connection with the construction of this plant. In July 1993, a jury ruled in favor of the Corporation on one of the counts. The remaining counts are the subject of an arbitration proceeding which was completed in October 1994; the parties await a decision. In January 1994, after numerous motions, the parties submitted to the District Court a stipulation dismissing the derivative action without prejudice. In the stipulation, plaintiffs reserved the right to reinstate the action if the July 1993 judgment in favor of the Corporation is reversed or modified or if the Corporation is found liable on any other claim asserted against it arising out of the Philippines plant.

    In April and December 1991, derivative actions were filed in the United States District Court, Western District of Pennsylvania, against the Corporation and certain of its previous directors and current directors Carlucci, McLaughlin, McPherson, Morrow and Pivirotto, alleging violation of the directors' common law fiduciary duties in connection with the operation of Westinghouse Financial Services, Inc. and Westinghouse Credit Corporation, former subsidiaries of the Corporation. This suit was amended in June 1992 to allege violations of the federal securities laws. This suit was dismissed in its entirety in July 1993. Plaintiffs subsequently refiled the action and defendants moved to dismiss the refiled complaint. On January 20, 1995, the court again dismissed plaintiffs' claims. However, the plaintiffs appealed this ruling on February 8, 1995.

    Westinghouse and the individual director defendants believe that these actions are without merit and intend to defend the suits vigorously.

    In accordance with Article XVII of its by-laws, Westinghouse intends to indemnify the director defendants against reasonable expenses and any liability or amounts paid in settlement or incurred by them in connection with the foregoing to the extent not prohibited by law. In addition, Westinghouse maintains policies of insurance under which its directors are insured, subject to specified exclusions and deductibles and maximum amounts, against loss arising from any civil claim or claims which may be made against any director by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted as a director.

SECURITY OWNERSHIP

    The following table sets forth the number of shares of Westinghouse common stock beneficially owned on January 6, 1995 by each director or nominee, by each of the named executive officers and by the directors and executive officers as a group as reported by each such person. On that date, all such persons as a group beneficially owned less than one percent of the outstanding common stock of the Corporation. Each person has sole voting and investment power over the shares reported, except as noted. No other equity securities of the Corporation or its subsidiaries, other than director qualifying shares, were beneficially owned, directly or indirectly, by any director, nominee, named executive officer or other executive officer on January 6, 1995.

                                                                         Amount and Nature of
Name                                                                     Beneficial Ownership
- - ---------------------------------------------------------------------------------------------------
F. C. Carlucci                                                        10,279  shares(1)(2)(3)
R. E. Cawthorn                                                             0  shares(6)
G. M. Clark                                                          448,926  shares(4)
G. H. Conrades                                                         5,404  shares(1)
W. H. Gray                                                             6,511  shares(1)(2)
M. H. Jordan                                                         520,169  shares(4)
W. C. Korn                                                           113,500  shares(4)
R. A. Linder                                                         382,509  shares(4)
D. T. McLaughlin                                                      18,050  shares(1)(2)
R. C. McPherson                                                       44,892  shares(1)(2)
R. M. Morrow                                                          38,429  shares(1)(2)
R. R. Pivirotto                                                        4,692  shares(1)(2)
F. G. Reynolds                                                       158,000  shares(4)
P. Stern                                                               1,443  shares(1)
R. D. Walter                                                          15,100  shares(1)
All directors and all executive officers and nominees as a group   2,200,557  shares(1)(2)(3)(4)(5)
- - ---------------------------------------------------------------------------------------------------

(1) Includes 3,099 common stock equivalents owned by each non-employee director under the Corporation's Deferred Stock and Compensation Plan for Directors, except Mr. Carlucci, Mr. Conrades, Mr. Gray, Dr. Stern and Mr. Walter who have received 2,411; 404; 1,469; 1,143 and 100 common stock equivalents, respectively.

(2) Directors Carlucci, Gray, McLaughlin, McPherson, Morrow and Pivirotto have deferred all or part of their annual retainer or fees. As a result of these deferrals, these directors will be entitled to receive at a future date 6,868; 4,642; 11,207; 28,693; 34,929 and 1,193 shares, respectively, which are reflected in the table, or cash in lieu of all or part thereof.

(3) Includes 1,000 shares over which Mr. Carlucci shares voting and investment power.

(4) Includes 401,802, 500,000, 113,500, 357,341 and 150,000 shares not owned by
    Messrs. Clark, Jordan, Korn, Linder and Reynolds, respectively, on January 6, 1995, but with respect to which they have the right to acquire beneficial ownership within 60 days through the exercise of stock options.

(5) Includes 1,934,315 shares not owned by directors, nominees and executive officers on January 6, 1995, but with respect to which they have the right to acquire beneficial ownership within 60 calendar days after such date through the exercise of stock options.

(6) Mr. Cawthorn is not currently a director of the Corporation but has been nominated for election at the 1995 Annual Meeting.

    Except as set forth below, Westinghouse does not know of any person who beneficially owns more than five percent of the Corporation's common stock.

                                Shares of
Name and Address                Common Stock              Percent
Beneficial Owner                Beneficially Owned        of Class
- - ----------------------          ------------------        ---------
FMR Corp.                       22,844,661*               6.5%
82 Devonshire Street
Boston, MA  02109-3614

*   FMR Corp. notified the Corporation on February 16, 1995 that it filed a
    Schedule 13G stating that it had beneficial ownership of 22,844,661 shares or 6.5% of the Corporation's common stock. FMR Corp. has sole voting power with respect to 730,099 shares of common stock.

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to the compensation for services to the Corporation and its subsidiaries in 1992, 1993 and 1994 of the chief executive officer, and each of the other four most highly compensated executive officers of the Corporation at the end of 1994.

                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation                           Long-Term Compensation
                               -----------------------------------------------  --------------------------------------
                                                                                        Awards               Payouts
                                                                                -----------------------      ---------
                                                                                             Securities
Name and                                                             Other      Restricted   Underlying
Principal                                                            Annual       Stock       Options/        LTIP
Position                       Year    Salary      Bonus(1)       Compensation    Awards        SARs         Payouts
- - ----------------------------------------------------------------------------------------------------------------------
M. H. Jordan.................  1994  $1,000,000  $ 356,554 (3)           --          0          86,862 (3)  $ 185,000
  Chairman...................  1993  $  503,799  $ 400,000               --          0       1,000,000            N/A
  and Chief..................  1992         N/A        N/A              N/A        N/A             N/A            N/A
  Executive
  Officer

G. M. Clark..................  1994  $  532,068  $ 281,291 (3)           --          0         197,286 (3)  $ 133,200
  President..................  1993  $  481,742  $ 400,000               --          0         130,000      $ 136,800
           ..................  1992  $  277,491  $ 300,000          $ 5,082          0          15,000      $       0

W. C. Korn...................  1994  $  417,917  $ 500,000               --          0          70,000      $  74,000
  Chairman...................  1993  $  395,004  $ 325,000               --          0          58,000      $ 370,000
  and Chief..................  1992         N/A        N/A              N/A        N/A             N/A            N/A
  Executive
  Officer
  Westinghouse Broadcasting
  Company

F. G. Reynolds...............  1994  $  291,660  $ 177,750 (3)(4)        --          0         287,500 (3)  $       0 (4)
  Executive VP...............  1993         N/A        N/A              N/A        N/A             N/A            N/A
  Chief Financial............  1992         N/A        N/A              N/A        N/A             N/A            N/A
  Officer

R. A. Linder.................  1994  $  361,500  $ 200,000               --          0          80,000      $ 133,200
  Chairman...................  1993  $  340,250  $ 200,000               --          0          80,000      $ 136,800
  Electronic Systems.........  1992  $  300,000  $ 160,000          $ 5,245          0          29,186      $       0


                                 All Other
                               Compensation(2)
                               ---------------
Name and
Principal
Position
- - ----------------------------------------------
M. H. Jordan.................     $ 24,173
  Chairman...................     $  7,075
  and Chief..................          N/A
  Executive
  Officer

G. M. Clark..................     $  4,500
  President..................     $  7,075
           ..................     $  8,717

W. C. Korn...................     $  4,500
  Chairman...................     $  7,075
  and Chief..................          N/A
  Executive
  Officer
  Westinghouse Broadcasting
  Company

F. G. Reynolds...............     $ 96,000
  Executive VP...............          N/A
  Chief Financial............          N/A
  Officer

R. A. Linder.................     $  4,500
  Chairman...................     $  7,075
  Electronic Systems.........     $  8,998

(1) This column shows awards of incentive compensation under the Annual Performance Plan. The recipient of an award may elect to defer up to 100% of the award, to be paid either (i) in one installment in any future year not later than the year of normal retirement, or (ii) in a lump sum or annual installments after termination of service. The deferred amount is treated as if it were invested in putative convertible debentures with a fixed interest rate, compounded annually, equal to the ten-year U.S. Treasury Bond rate (or future equivalent U.S.

    Treasury security rate if the ten-year U.S. Treasury Bonds are not issued during the relevant week) for the week preceding the regular January Board meeting on or after the date of the award. Each debenture is deemed to have a face value of $100 and is deemed to be convertible into shares of Westinghouse common stock at a conversion rate determined by dividing $100 by the mean of the high and low prices of Westinghouse common stock as reported by the composite tape of the New York Stock Exchange (NYSE) on the last trading day preceding the regular January Board meeting. At the time a deferred installment is paid, the employee receives the greater value of (i) the cash amount equal to the face value of such debentures due for such installment, plus cash equal to accrued interest on such installment, or
    (ii) shares of the Corporation's common stock equaling the number of shares into which the debentures due for such installment are convertible at the above conversion rate, plus cash equal to accrued interest on such installment. In the event of a change in control of the Corporation, shares are valued based upon the highest price of the common stock during the thirty days preceding such change in control of the Corporation. A participant who has deferred compensation until after termination of service may elect, after attaining age 57 1/2 and prior to ceasing to be an employee, to establish the ultimate payable value of each putative debenture based on the fair market value of the Corporation's common stock as of the day on which notice of the election is received by the Corporation.

(2) The amounts shown in this column for 1994 consist of (i) 1994 contributions by the Corporation to the account of the named executive officer pursuant to the contributory provisions of the Westinghouse Savings Program, and (ii) moving expenses of $19,672 for Mr. Jordan and $92,375 for Mr. Reynolds.

(3) Messrs. Jordan, Clark and Reynolds received 1994 bonuses of $700,000, $550,000 and $300,000 respectively. In lieu of receiving the full amount in cash, Messrs. Jordan, Clark and Reynolds received 85,862, 67,268 and 37,500 stock options respectively. These stock options are included in the Securities Underlying Options/SARs column.

(4) Mr. Reynolds' received a $27,750 payout in connection with a grant he obtained upon commencement of his employment. This grant had the same performance measures and other requirements as those applicable to the 1992-1994 long-term incentive grant made to other senior-level corporate executives. However, because Mr. Reynolds has been with the Corporation for less than a year, his payout is not considered to be long-term and is therefore included in the Bonus column.

OPTION GRANTS

    The following table shows all grants in 1994 of stock options to the executive officers named in the summary compensation table on page 17. All of these grants were made under the 1993 Long-Term Incentive Plan ( 1993 Plan ). No stock appreciation rights were granted during 1994.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                        % of Total
                                         Options
                                        Granted to                             Grant Date
                                        Employees   Exercise                Present Value(3)
                           Options      in Fiscal   or Base   Expiration  -------------------
Name                     Granted(1)(2)     Year      Price       Date     Per Share     Total
- - -----------------------------------------------------------------------------------------------

M. H. Jordan.............        0           0%         N/A        N/A        N/A           N/A

G. M. Clark..............  130,000         3.2%      $11.63    4/25/04      $5.19      $674,700

W. C. Korn...............   70,000         1.7%      $11.63    4/25/04      $5.19      $363,300

F. G. Reynolds...........  150,000                   $14.31    2/28/04      $6.17      $925,500
              ...........  100,000         5.9%      $11.63    4/25/04      $5.19      $519,000

R. A. Linder.............   80,000         2.0%      $11.63    4/25/04      $5.19      $415,200

(1) All stock options were granted to the named executive officers on April 26, 1994, except for a grant of options for 150,000 shares made to Mr. Reynolds upon commencement of his employment. These stock options were granted in tandem with limited rights. Options granted to date under the 1993 Plan are for a term of ten years from the date of award, or such lesser term as may be determined by the Compensation Committee. Except in the event of a change in control of the Corporation, generally an option is exercisable in whole or in part after the commencement of the second year of its term and until the option terminates. Limited rights are exercisable only in the event of a change in control of the Corporation and during the thirty days immediately following such change. When a limited right is exercised, the employee is entitled to receive the difference between the exercise price of the related option and the greater of (i) the highest sales price of the common stock during the sixty days prior to exercise, or (ii) the highest price paid for the common stock in the change in control transactions during such period. Under the 1993 Plan, the exercise price under each option may not be less than the fair market value of the stock on the option date. Reload options are granted to employees at the time of an exercise of a stock option through a stock swap, unless the Compensation Committee cancels the reload feature before such exercise. The reload option is granted for the number of shares the employee tenders to pay the exercise price of the related option.

(2) Not included in this chart are 85,862, 67,268 and 37,500 stock options granted on January 25, 1995 to Messrs. Jordan, Clark and Reynolds respectively in connection with their year end 1994 bonuses. These stock options have an exercise price of $13.81, are immediately exercisable and otherwise have the same general terms as the options described in footnote 1 to this chart.

(3) These values were derived using the following common assumptions, all of which are representative of conditions existing when these stock options were granted: for the options with a $14.31 exercise price: stock price volatility .2706; dividend yield 1.4%; interest rate 6.14%; for the options with an $11.63 exercise price: stock price volatility .2890; dividend yield 1.72%; interest rate 7.04%; and for all options, a ten-year term. There were no adjustments made for non-transferability or risk of forfeiture. The values and assumptions presented here were provided by Frederic W. Cook & Co., Inc. and were based on the Black-Scholes option pricing model. The actual value, if any, that an executive officer may realize from his or her stock options (assuming that they are exercised) will depend solely on the gain in stock price over the exercise price when the shares are sold.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table provides information as to the unexercised options to purchase the Corporation's common stock granted in 1994 and prior years to the named executive officers and the value of options held by them at year-end. None of the named executive officers exercised any options during 1994.

                         FISCAL YEAR-END OPTION VALUES

                       Number of Unexercised
                            Options at                        Value of Unexercised
                         Fiscal Year-End(1)                Options at Fiscal Year-End(2)
                  ----------------------------------    ----------------------------------
Name              Exercisable       Unexercisable(3)    Exercisable       Unexercisable(3)
- - ------------------------------------------------------------------------------------------

M. H. Jordan....   500,000            500,000                $0               $     0

G. M. Clark.....   401,802            130,000                $0               $81,250

W. C. Korn......   113,500             70,000                $0               $43,750

F. G. Reynolds..         0            250,000               N/A               $62,500

R. A. Linder....   357,341             80,000                $0               $50,000

(1) Not included in this chart are 85,862, 67,268 and 37,500 stock options granted on January 25, 1995 to Messrs. Jordan, Clark and Reynolds respectively in connection with their year end 1994 bonuses.

(2) Based on the closing price of the Corporation's common stock as reported by the composite tape of the NYSE on December 30, 1994 ($12.25).

(3) These options are unexercisable because they have not yet vested under their terms.

PENSION BENEFITS

    All of the individuals named in the summary compensation table on page 17 are participants in the Westinghouse Pension Plan (the Plan), which is a defined benefit plan. The Plan is designed to provide retirement income related to an employee's salary and years of active service. The cost of the Plan is paid by both Westinghouse and employee contributions. All Westinghouse contributions are actuarially determined. The Corporation's contributions to the Plan with respect to the individuals named in the summary compensation table cannot readily be separately or individually calculated by the actuaries for the Plan. As of December 31, 1994, the individuals named in the summary compensation table had the following credited full years of service under the Plan: Mr. Jordan, 1 year; Mr. Clark, 37 years; Mr. Korn, 4 years; Mr. Reynolds, 0 years; and Mr. Linder, 37 years.

    In addition to the benefits provided by the Plan, the Westinghouse Executive Pension Plan (the Executive Plan) provides for supplemental pension payments to a group of executives, including those named in the summary compensation table. Upon retirement, such individuals who have five continuous years of service, meet the age and service requirements for retirement under the Plan, and contribute to the Plan are entitled to receive supplemental payments under the Executive Plan which, when added to their pensions under the Plan, result in a total annual pension equal to 1.47% for each year of service multiplied by their average annual compensation as defined by the Executive Plan. Average annual compensation is equal to the sum of the average of the five highest annualized December base salaries and the average of the five highest annual incentive awards, each in the last ten years of employment. In the event of retirement prior to age 60, the total annual pension will be reduced by an amount equal to the reduction in the benefits payable under the Plan. Participants become vested in the event of a change in control of the Corporation and benefits under the Executive Plan may be paid on a present value or other basis.

    For purposes of illustration, the following table indicates the approximate amounts of annual retirement income that would be payable at the present time under various assumptions as to average annual compensation and years of service to employees who participate in the Plan and are eligible for supplemental payments pursuant to the Executive Plan. The amounts presented in the table are based upon straight life annuity amounts and are not subject to any reduction for Social Security benefits or other offset amounts.

                           Estimated annual pension for
Five year average          specified years of credited service
compensation including     --------------------------------------------------------------------------------------------------
incentive award               15               20                25                30               35                 40
- - -----------------------------------------------------------------------------------------------------------------------------
$  100,000                 $ 22,050         $ 29,400          $ 36,750          $ 44,100       $   51,450         $   58,800
   300,000                   66,150           88,200           110,250           132,300          154,350            176,400
   500,000                  110,250          147,000           183,750           220,500          257,250            294,000
   700,000                  154,350          205,800           257,250           308,700          360,150            411,600
   900,000                  198,450          264,600           330,750           396,900          463,050            529,200
 1,100,000                  242,550          323,400           404,250           485,100          565,950            646,800
 1,500,000                  330,750          441,000           551,250           661,500          771,750            882,000
 2,000,000                  441,000          588,000           735,000           882,000        1,029,000          1,176,000

COMPENSATION AND SEVERANCE ARRANGEMENTS

MICHAEL H. JORDAN

    In June 1993, the Corporation retained the services of Michael H. Jordan as chairman and chief executive officer of the Corporation. Under the terms of Mr. Jordan's employment agreement, he received an annual base salary in 1993 and 1994 of $1,000,000. For 1993, Mr. Jordan was paid $503,799 for the period he was employed. Beginning in 1995, Mr. Jordan's annual base salary is subject to yearly review. Mr. Jordan is eligible for annual incentive awards based on performance measures set by the Compensation Committee.

    Under the agreement, Mr. Jordan received a $500,000 Equity Plus grant for the 1992-1994 performance cycle. The payout of this grant, which was subject to the same performance measures as other Equity Plus grants made in 1992, is set forth in the table on page 17. Mr. Jordan also received options to purchase an aggregate of 1,000,000 shares of common stock of the Corporation, of which 750,000 have an exercise price of $15.44 per share and 250,000 have an exercise price of $26.00 per share. Beginning in 1996, or earlier if the Compensation Committee so determines, he is eligible to receive long-term incentive grants on the same basis as other senior-level executives of the Corporation.

    The agreement further provides that Mr. Jordan will participate in the Westinghouse Executive Pension Plan and specifically modifies the requirement that he complete five years of continuous service and provides that there will be no actuarial reduction for commencement of supplemental pension benefits prior to age 65. Such benefits are contingent upon Mr. Jordan's contribution of the maximum possible amounts to the Westinghouse Pension Plan during his employment.

    Mr. Jordan's employment agreement extends until he attains age 65 or until terminated in accordance with the terms of the agreement, whichever is earlier. In the event of termination by the Corporation without cause, Mr. Jordan is entitled to a lump-sum payment equal to two times his highest base salary plus the greater of (i) the sum of his two most recent actual annual incentive awards, or (ii) two times his highest annual incentive target award opportunity. He would also receive prorated incentive payments and other specified benefits.

FREDRIC G. REYNOLDS

    Early in 1994, the Corporation retained the services of Fredric G. Reynolds as executive vice president and chief financial officer of the Corporation. In order to attract Mr. Reynolds to the Corporation, his annual base salary in 1994 was set at $350,000, of which $291,660 was paid for the period he was employed. Beginning in 1995, Mr. Reynolds' annual base salary is subject to yearly review. Mr. Reynolds is eligible for annual incentive awards based on performance measures set by the Compensation Committee, and is entitled to minimum annual incentive compensation of $150,000 for 1994 and 1995.

    Mr. Reynolds also received a $75,000 Equity Plus grant for the 1992-1994 performance cycle. The payout of this grant, which was subject to the same performance measures as other Equity Plus grants made in 1992, is set forth in the table on page 17. Mr. Reynolds also received options to purchase an aggregate of 150,000 shares of common stock of the Corporation, as set forth in the table on page 19, on his employment date. Mr. Reynolds is also eligible to receive long-term incentive grants on the same basis as other senior-level executives of the Corporation.

    In the event of termination by the Corporation without cause, Mr. Reynolds is entitled to receive each month after termination, for a period of twelve months, an amount equal to his then applicable monthly base salary, which will be in lieu of any other salary continuation programs.

OTHER COMPENSATION

    The Board has determined that employees receiving payments pursuant to change in control provisions of any compensation or other employee benefit plan should not be adversely affected by any tax imposed on such payments by reason of Section 4999 of the Code, and has authorized the Corporation to make additional payments in an amount sufficient to satisfy any such tax liability.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Committee, which is composed entirely of outside independent directors, reviews, approves and monitors the design and implementation of the Corporation's executive compensation system. The Committee also determines the amount and form of compensation for the chief executive officer. For purposes of making compensation determinations, the Committee uses broad-based industry surveys of what executives with comparable responsibilities are paid and evaluates individual performance. In 1994, the Committee retained the services of Independent Consulting Resources Inc., a compensation consulting firm, to provide advice to the Committee on executive compensation matters.

THE WESTINGHOUSE EXECUTIVE COMPENSATION PROGRAM

    The Westinghouse executive compensation program is a pay-for-performance compensation system consisting of base salaries and incentives (annual and long-term) that pay executives for the achievement of performance levels designed to increase shareholder value of the Corporation. The system also enables the Corporation to hire, retain and motivate high-quality globally-oriented executives who successfully meet the immediate business challenges and improve the long-term performance of the Corporation and is designed to pay base salaries and provide total compensation opportunities which are competitive as measured against industry norms.

    For purposes of measuring competitive compensation opportunities, the Committee uses a manufacturing industry survey prepared by Management Compensation Services, a division of Hewitt Associates. This survey of 335 companies, which derive over 50% of their revenue from manufacturing operations, provides information on base salaries and annual incentives paid to executives. The data is segregated by industry classification, assigned responsibilities and size of business as measured by sales revenue. The Committee targets the median or 50th percentile for comparable size and scope of responsibilities of this database for purposes of establishing base salary and annual incentive opportunities for Westinghouse executives, except where a higher percentile is justified by consistently higher performance. The Towers-Perrin Entertainment Industry Survey is used for executives in the broadcasting business segment.

    For purposes of measuring competitive long-term incentive opportunities, the Committee uses a survey conducted by Frederick W. Cook & Co., Inc. on behalf of 33 multibillion dollar revenue companies. This survey uses a consistent methodology for converting all forms of actual long-term incentive grants into equivalent annual stock option grants. The Committee targets the median or 50th percentile of this survey for the purpose of making competitive long-term incentive grants.

BASE SALARIES

    Each executive officer position is assigned a grade and a salary range which takes into consideration the level of responsibility involved, the knowledge and experience required, and competitive levels as determined from the survey data. Each year, the executive's performance is evaluated and any base salary increase is based on a judgmental evaluation of individual performance and contribution. Each year, recommendations for salary adjustments for all executives are prepared by the chief executive officer and are reviewed, modified where appropriate, and approved by the Committee.

ANNUAL INCENTIVES

    The Committee administers the Annual Performance Plan, a shareholder-approved plan under which annual incentive compensation may be paid to key employees of the Corporation in an aggregate amount up to 5% of consolidated net income of the Corporation before deducting income taxes and subject to certain exclusions the Committee may make.

    For 1994, the Committee established early in the year threshold, target and maximum financial objectives for the total Corporation and each individual business unit. Awards for executive officers associated with specific business units were weighted 75% on the performance of their business unit and 25% on the basis of corporate performance. Business unit performances were measured against the pre-determined objectives, typically on the basis of 40% operating profit, 24% investment turnover, 16% revenue and 20% specific non-financial initiatives. Other executive officers were measured up to 50% on the basis of corporate income before tax against the pre-determined objectives, with the remainder based on performance against specific strategic initiatives.

    Overall corporate financial performance for 1994 with adjustments as permitted by the Annual Performance Plan was slightly below target objective. As a result of financial performance and performance of specific initiatives, the chief executive officer made an award recommendation for each executive officer of the Corporation. These recommendations were reviewed with and, to the extent determined appropriate, approved by the Committee. In terms of the competitive targeted compensation, this results in the executives being paid, on average, at the 50th percentile. The Committee made annual incentive awards to the chief executive officer, president and chief financial officer part in cash, subject to deferral, and part as grants of stock options for Westinghouse common stock. Annual incentives to other executive officers were awarded in cash, subject to deferral under the program described on pages 17 and 18.

LONG-TERM INCENTIVES

    Long-term incentive opportunities were granted to executive officers during 1994 in the form of non-qualified stock option grants. These stock option grants were made to provide a performance-based incentive that rewards executives when shareholder value increases. This long-term incentive opportunity is also intended to promote a sense of ownership, both direct and potential, on the part of executives, and to establish a community of interest with shareholders. Option grants for 1994 were made to executives based on their level of responsibility and a subjective evaluation of individual performance using the 50th percentile of data from the Frederick W. Cook & Co., Inc. survey referenced earlier. In determining the grant level, principal emphasis was placed on the preceding factors and on the executive's potential role in increasing shareholder value. The number of shares currently owned directly and through various deferral arrangements by an executive was not considered in making these award grants.

    In prior years, a portion of the long-term incentive opportunity granted to executive officers was made in the form of an Equity Plus grant. An Equity Plus grant is a long-term contingent dollar grant that can increase or decrease in value during a three-year measurement period, depending upon two multipliers. The first multiplier is based on the financial performance of the Corporation or specific business unit as measured against income and balance sheet objectives. An executive officer can receive from zero up to three times the original grant amount based on the Corporation's or business unit's performance against these objectives over the measurement period. The second multiplier is based on stock appreciation during the same measurement period. Again, if the market value of the stock increases, both the executive and shareholders benefit. However, the stock multiplier is applied only when the stock price increases and the threshold financial performance measurements are met. The executive may defer up to 100% of any awards of Equity Plus grants made by the Committee, and amounts currently paid are generally delivered in shares of Westinghouse common stock.

    Equity Plus grants for the period 1992-1994 were contingent on financial performance of the Corporation for the measurement period against financial performance objectives. Corporate financial performance was measured against objectives based 100% on the income before tax of the Corporation's continuing businesses (other than Knoll and WCI Communities) after achieving targeted investment turnover (sales divided by investment) goals.

    Corporate financial performance as measured against the above indicated goals for the three-year period of 1992-1994 was 37% of the target objective, which was above the established threshold corporate performance level. In measuring corporate performance, the Committee had excluded the operations designated for sale as part of the November 1992 restructuring plan and the Financial Services business unit financial performance during the period in order to motivate executives to focus on building shareholder value of the other Westinghouse businesses through operating performance. The Committee also excluded the fourth quarter 1993 and 1994 charges related to restructuring and other strategic actions which are intended to result in higher future performance and increased shareholder value and the fourth quarter 1994 pension settlement charge. The stock multiplier was not applicable to any of the awards. Non-deferred awards, after appropriate withholdings, were generally paid in Westinghouse common stock with some paid in cash.

COMPENSATION ARRANGEMENTS

    As described below, the Corporation has entered into an employment contract with its chief executive officer, Michael H. Jordan. In addition, in order to attract the chief financial officer, Fredric G. Reynolds, to the Corporation in early 1994, the Corporation set his 1994 base salary and agreed to provide Mr. Reynolds with a separation benefit equal to his then applicable base salary, payable for a year, under certain conditions as summarized on page 23. Mr. Reynolds also received incentives designed to motivate and to reward him for increased value to shareholders in the form of a stock option grant, a 1992-1994 Equity Plus grant with the same performance measurements and other requirements applicable to grants to other senior-level executives, and minimum annual incentive awards for 1994 and 1995.

CHIEF EXECUTIVE OFFICER

    Michael H. Jordan joined the Corporation as its chairman and chief executive officer on June 30, 1993. The terms of the Corporation's employment contract with Mr. Jordan were negotiated by the Committee and were structured to attract Mr. Jordan to accept the challenges presented by the Corporation's businesses, to motivate him to take the actions necessary and to reward him for increased value to shareholders. In negotiating and reviewing this agreement, the Committee referenced information provided by executive compensation consulting firms - Sibson & Company and Towers-Perrin regarding compensation levels for chief executive officers of companies of similar size and diversity as the Corporation. Mr. Jordan's base salary, annual incentive and long-term incentive compensation are paid in accordance with this agreement. The major provisions of this agreement are summarized on page 22.

    Mr. Jordan was paid a base salary of $1,000,000 for 1994. This base salary is set forth in his employment agreement and was set in part based on competitive base salaries and annual salary reviews not beginning until calendar year 1995.

    For 1994, the Committee determined to award Mr. Jordan an annual bonus of $700,000, part of which was deferred and part of which was delivered as options for Westinghouse common stock. The Committee based this award on: (i) the Corporation's income before tax, as described earlier in this report, (ii) performance on specific financial and non-financial initiatives, (iii) judgmental evaluation by the Committee of Mr. Jordan's individual performance and contribution and (iv) competitive data from the surveys previously mentioned.

    As part of Mr. Jordan's contract, he received in 1993 long-term incentive opportunities consisting of an initial, front-end-loaded grant of stock options for 1,000,000 shares of Westinghouse common stock, of which 750,000 have an exercise price of $15.44 per share and 250,000 have an exercise price of $26.00 per share, and a $500,000 Equity Plus grant for the period of 1992-1994. The Equity Plus incentive opportunity had the same performance measures and other requirements as those applicable to the outstanding 1992-1994 Equity Plus grants to other senior-level corporate executives, and was intended to place him on a par with these executives. Mr. Jordan did not receive any additional stock options as a long-term incentive for 1994. Mr. Jordan received payment of the contingent Equity Plus grant for the 1992-1994 period based on corporate performance for the period ending in 1994 as described earlier in the amount of $185,000, which is 37% of original grant value.

    The Omnibus Budget Reconciliation Act of 1993 provides that, beginning in 1994, compensation for certain individual executive officers will not be deductible to the extent that the officer's compensation for that year exceeds $1,000,000. With the current structure of compensation and the availability of deferral opportunities, the Committee believes the Corporation will not be denied any significant tax deductions for 1994 or over the next two years. The Committee has reviewed and will continue to review tax consequences as well as other relevant considerations when making compensation decisions. Qualifying performance-based compensation will be excluded from the $1,000,000 cap, and the Committee believes, based on information currently available, that the Corporation's stock options to its executive officers will qualify for this exclusion.

COMPENSATION COMMITTEE

         Richard R. Pivirotto, Chair
         Frank C. Carlucci
         George H. Conrades
         David T. McLaughlin
         Rene C. McPherson
         Richard M. Morrow

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Pivirotto, Carlucci, Conrades, McLaughlin, McPherson and Morrow served as members of the Compensation Committee during 1994. Mr. Carlucci is chairman and a 10% shareholder of Newmyer Associates, Incorporated, a firm that offers companies newsletters and monitoring and reporting services on congressional and executive branch developments. In the normal course of its business, the Corporation paid Newmyer $105,964 during 1994 for such services, and expects to continue to use such services in 1995.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the total returns (assuming reinvestment of dividends) of the Corporation's common stock, the Standard & Poor's 500 (S&P 500) Index and the Dow Jones Electrical Components & Equipment (Dow Electrical) Index. The graph assumes $100 invested on December 31, 1989 in Westinghouse common stock and each of the indices.

                     COMPARISON OF FIVE-YEAR TOTAL RETURN*
          WESTINGHOUSE COMMON, S&P 500(R) AND DOW ELECTRICAL INDICES

                                                                              DOW JONES
                                                                        ELECTRICAL COMPONENTS
YEAR                          WESTINGHOUSE COMMON       S&P 500(R)        & EQUIPMENT INDEX
- - ----                          -------------------       -------         ---------------------
DEC 89                               100                  100                    100
DEC 90                                80                   97                     92
DEC 91                                54                  126                    115
DEC 92                                42                  136                    115
DEC 93                                45                  150                    125
DEC 94                                40                  152                    131

    *Assumes that the value of the investment in Westinghouse common stock and in each index was $100 on December 31, 1989 and that all dividends were reinvested.


2. ELECTION OF INDEPENDENT ACCOUNTANTS
    (Item 2 on proxy card)

    Independent accountants are to be elected to audit and express an opinion on the Corporation's financial statements for 1995. During the year ended December 31, 1994, Price Waterhouse LLP (Price Waterhouse) served as the principal independent accounting firm for the Corporation. During such period, the Corporation and its consolidated subsidiaries paid Price Waterhouse approximately $11,627,000 for various audit and non-audit services.

    Price Waterhouse is named as a defendant in a class action and an individual action brought by present and former shareholders of the Corporation against the Corporation and others. These actions allege federal securities law and common law violations. The claims against Price Waterhouse relate to the audits of the Westinghouse consolidated financial statements for the years 1989 and 1990 and the reports rendered thereon. In July 1993, all claims against Price Waterhouse were dismissed. Plaintiffs have subsequently refiled the claims and Price Waterhouse has again moved to dismiss the claims. On January 20, 1995 these claims were again dismissed. Plaintiffs have notified the court that they intend to appeal this decision.

    Before making its recommendation to the entire Board, the Audit Review Committee carefully considers the qualifications of the candidates for the Corporation's independent accountants. In the case of Price Waterhouse, this consideration has included a review of its performance in prior years as well as its reputation for integrity and for competence in the fields of accounting and auditing. The Committee's review of Price Waterhouse also included inquiry concerning litigation involving Price Waterhouse and the existence of any investigations by the Securities and Exchange Commission (SEC).

    The Audit Review Committee has expressed its satisfaction with Price Waterhouse in all of these respects.

    The persons named in the enclosed proxy card (Messrs. Jordan, Clark and Briskman) have advised that they intend to vote for the election of Price Waterhouse unless a contrary direction is indicated on the proxy card.

    A representative of Price Waterhouse will be present at the 1995 Annual Meeting and will have an opportunity to make a statement. He or she will also respond to any appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS.

    The favorable vote of a majority of the votes cast on this proposal is required for passage.

3. PROPOSAL TO AMEND THE DEFERRED STOCK AND COMPENSATION PLAN FOR DIRECTORS (Item 3 on proxy card)

    GENERAL INFORMATION

    The Compensation Committee and the Board periodically review director compensation, including competitive data from independent surveys. The Compensation Committee and the Board believe that compensation provides an important means of attracting, retaining and motivating high-quality, experienced individuals to serve as the Corporation's directors. Other than providing for fees for special services outside the scope of normal Board and Committee activities, the Board has not approved an increase in director compensation since April 1991. The Compensation Committee has now recommended and the Board approved on February 22, 1995, subject to the approval of the holders of the Corporation's common stock, an increase in non-employee director compensation as follows: (i) the current automatic annual grant to each director of 400 common stock equivalents would be replaced by an automatic annual grant to each director of options to purchase 3,000 shares of common stock of the Corporation (Common Stock), and (ii) the annual Committee chair fee of $2,000 would be increased by adding an automatic annual grant of options to purchase 750 shares of Common Stock. For each of these grants, two-thirds of the options would have an exercise price at the fair market value of the Common Stock on the date of grant and the remaining one-third would have an exercise price of 125% of that fair market value. Directors would be required to hold any stock they receive when an option is exercised for a designated period of time.

    The Compensation Committee and the Board believe that these modifications to the Corporation's compensation for non-employee directors are appropriate in light of available competitive data on comparable companies, and believe that stock options are an appropriate vehicle for compensating directors. Granting stock options and requiring directors to hold option stock for a designated period of time encourage stock ownership by directors and serve to further align the directors' interests with those of shareholders. As the exercise price for two-thirds of the shares subject to such options will be at the fair market value of the Common Stock on the date of grant and the remaining shares will be at 125% of such value, the directors will benefit only when shareholders benefit.

    PROPOSED AMENDMENT

    The Board proposes to implement these changes by amendment to the existing Deferred Stock and Compensation Plan for Directors, which was approved by shareholders in April 1992. The proposed amendment also includes an increase in shares available under this plan from 150,000 to 500,000 shares of Common Stock in order to accommodate the proposed stock option grants and provide for ongoing plan needs.

    Because the non-employee director nominees, if elected, will participate in the Deferred Stock and Compensation Plan for Directors as amended (Directors
Plan) and will benefit from the proposed amendment, each of them has a personal interest in the adoption of this proposal.

    SUMMARY

    The following is a general description of the principal features of the Directors Plan. It is qualified in its entirety by reference to the complete text of the Directors Plan, which is attached to this proxy statement as Exhibit A and is incorporated herein by reference.

    The Directors Plan is available only to directors of the Corporation who are not employees or officers of the Corporation or its subsidiaries and is administered by the Compensation Committee. The number of participants will vary with the number of non-employee directors. Had the proposed amendment been in effect during 1994, non-employee directors as a group would have received stock options for 24,750 shares of Common Stock, in place of 3,300 common stock equivalents, and Committee chairs as a group would have received stock options for 3,000 shares of Common Stock.

    There will be 500,000 shares of Common Stock authorized for issuance under the Directors Plan after shareholder approval of the proposed amendment. Any shares subject to an award or deferral under the Directors Plan which are forfeited or for any other reason are not issued to a director and any shares tendered to pay the exercise price of a stock option will automatically be available again for use under the Directors Plan as long as such share replenishment is permitted under Rule 16b-3 of the Securities Exchange Act of 1934 (Exchange Act) and interpretations thereof by the staff of the SEC.

    The Directors Plan continues the current plan feature that permits a non-employee director to elect to defer all or a portion of his or her annual cash retainer and other cash fees, with a deferred amount being treated as if it were a convertible debenture. However, the proposed amendment will replace the current automatic annual grant of 400 common stock equivalents to each non-employee director with stock option grants. Common stock equivalents already credited to directors' accounts will continue to earn hypothetical dividends until they are paid out.

    Under the proposed amendment, beginning April 26, 1995, each year each non-employee director will automatically receive a grant of non-statutory options (Stock Options) to purchase 3,000 shares of Common Stock. Each Committee chair will also automatically receive each year a grant of Stock Options to purchase 750 shares of Common Stock. These Stock Options will include the following terms and such additional terms as the Compensation Committee may require:

    Exercise Price. For each grant of Stock Options, two thirds of such options will have an exercise price equal to 100% of the fair market value of the Common Stock (defined as the mean of the high and low prices of the Common Stock as reported by the composite tape of the NYSE, or, if no sales are reported on the relevant date, the average of such prices on the next preceding and next following days with reported sales) on the date of grant and the remaining one-third of such options will have an exercise price equal to 125% of the fair market value of the Common Stock on the date of grant. As of March 2, 1995, the closing price of the Corporation's Common Stock as reported on the NYSE composite tape was $14.63.

    Exercisability. Stock Options will be immediately exercisable by the director in whole or in part.

    Mandatory Holding of Common Stock. Once a director exercises a Stock Option, he or she must hold the Common Stock so acquired until the earlier of (i) three years from the exercise date, (ii) two years after he or she ceases to be a director, or (iii) the occurrence of a change in control of the Corporation (as defined in the Directors Plan) (the Holding Period). Generally, the Holding Period will not apply to a director's estate.

    Option Term and Early Termination. Generally, a Stock Option will have a ten-year term. However, after the death of a director, an outstanding Stock Option can only be exercised by the person the director designated as his or her beneficiary or by those entitled to do so under the director's will or the applicable laws of descent or distribution, and then only for two years after the director's death (or until the expiration of the ten-year term, if earlier). Also, if a director is removed from office for cause (as defined in the Directors Plan), his or her outstanding Stock Options will cease to be exercisable after the director is so removed.

    Payment of Exercise Price. The exercise price of a Stock Option can be paid in cash, by check or money order, through the delivery of shares of Common Stock held at least six months with a fair market value on the business day before exercise equal to the exercise price (a stock swap), by delivery of an unconditional, irrevocable undertaking by a broker to deliver the necessary funds to the Corporation, or by a combination of any of these methods. Reload options are not available under the Directors Plan.

    Federal Income Tax Consequences. The federal income taxation under the provisions of the Code and regulations promulgated thereunder of the Stock Options is generally as follows:

    No taxable income will be recognized by a director upon the granting of a Stock Option. Upon the exercise of a Stock Option, however, the director will recognize taxable income in the year of exercise in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock received on the date of exercise. The director's tax basis in these shares will be the sum of the option exercise price plus any income recognized upon exercise.

    At the time of any subsequent sale or other disposition of the shares, the director will realize capital gain (or loss) equal to the difference between the amount received for the shares and his or her tax basis in such shares. The capital gain or loss will be long-term or short-term, depending on the director's holding period for such shares.

    If a director uses previously owned shares to exercise Stock Options, no additional income results unless other property, including money, is received by the director in the exchange. Assuming no gain or loss is recognized, the director's tax basis and holding period of the previously owned shares will be carried over to the equivalent number of shares received on exercise. Any additional shares received upon exercise will result in the director recognizing taxable income equal to the fair market value of the shares on the date of exercise. The tax basis of the additional shares will be equal, in the aggregate, to the taxable income recognized by the director plus any cash paid. The holding period will begin on the day after the tax basis of the shares is determined. However, if the previously owned shares had been acquired on the exercise of an incentive stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise this Stock Option, such use would constitute a disposition of such previously owned shares resulting in the recognition of ordinary income as described above.

    The value of gains that are received from Stock Options are classified as either ordinary income or capital gains for federal income tax purposes. The Omnibus Budget Reconciliation Act of 1993 has increased the individual top marginal income tax rate while the capital gains rate remained at 28%, with the limited exception for gains on qualified small business stock. Therefore, different tax rates apply to capital gains versus ordinary income (28% versus 39.6%).

    The Corporation will be entitled to a deduction for federal income tax purposes at the same time the director recognizes ordinary income under the rules described above.

    The foregoing is a summary only and applies only to United States federal income taxes. The law on which the above discussion is based is subject to change at any time.

    The Directors Plan also provides that Stock Options and rights to receive payments or distributions under the Directors Plan are not assignable or transferable by a director, other than pursuant to certain domestic relations orders and certain limited transfers on a director's death. Stock acquired from exercising a Stock Option is also nontransferable prior to the end of the applicable Holding Period, with limited exceptions for domestic relations orders and on death. The shares available under the Directors Plan and the terms of awards and deferrals are subject to adjustment to reflect certain changes in the Corporation's Common Stock. The Directors Plan can be terminated by the Board at any time and can be amended by the Board subject to certain timing and shareholder approval requirements stated in the plan.

    The proposed amendment to the Directors Plan will be effective on the date on which it is approved by the holders of the Corporation's Common Stock. If the amendment is not approved, the current Deferred Stock and Compensation Plan for Directors, without the amendment, will remain in effect. With the proposed amendment, the name of the plan would also change to reflect the replacement of common stock equivalents (Deferred Stock) with options for stock.

    The persons named in the enclosed proxy card (Messrs. Jordan, Clark and Briskman) have advised that they intend to vote to approve the amendment unless a contrary direction is indicated on the proxy card.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE DEFERRED STOCK AND COMPENSATION PLAN FOR DIRECTORS.

    The favorable vote of a majority of the shares of common stock present, either in person or by proxy, and entitled to vote on the matter at the annual meeting, is required to amend the Deferred Stock and Compensation Plan for Directors.

4. PROPOSAL TO AMEND THE 1993 LONG-TERM INCENTIVE PLAN
    (Item 4 on proxy card)

    GENERAL INFORMATION

    The Corporation's 1993 Long-Term Incentive Plan (1993 Plan) was initially approved by the Corporation's shareholders at the Corporation's 1994 Annual Meeting. Subject to its terms and conditions, the 1993 Plan authorizes the Compensation Committee of the Board to grant various awards, including stock options to purchase shares of the Corporation's common stock, SARs and limited rights, to a designated group of employees. When the 1993 Plan was proposed for shareholder approval in April 1994, the Internal Revenue Service (IRS) had just published proposed regulations relating to Section 162(m) of the Code, but had not yet published final regulations or guidance on how the regulations would be interpreted. The 1993 Plan was drafted to comply with the proposed regulations. After more than a year, proposed revised regulations have been published together with extensive commentary on Section 162(m) of the Code. Based on the revised regulations relating to Section 162(m) and in order for the Corporation to more fully avail itself of the provisions of Section 162(m), the Corporation is proposing that the 1993 Plan be amended as follows:

    PROPOSED AMENDMENTS

    The proposed amendments, which were recommended and approved by the Compensation Committee and adopted by the Board on January 25, 1995 and February 22, 1995, subject to approval of the holders of the Corporation's common stock, would (i) expand the class of eligible participants who can receive stock options, SARs, and limited rights that qualify as performance based compensation under Section 162(m) of the Code, by expanding overall plan eligibility to all key salaried employees who have the capacity to contribute to the success of the Company, and (ii) substitute a fixed numerical limit (3,500,000 shares) for the current percentage limit on the receipt by any one participant of stock options, SARs and limited rights. This number would be an annual limit with unused amounts being available for awards in future years. The full text of the proposed amendments is set forth in Exhibit B to this proxy statement and is incorporated herein by reference.

    The persons named in the enclosed proxy card (Messrs. Jordan, Clark and Briskman) have advised that they intend to vote to approve the amendment unless a contrary direction is indicated on the proxy card.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1993 LONG-TERM INCENTIVE PLAN.

    The favorable vote of a majority of the shares of common stock present, either in person or by proxy, and entitled to vote on the matter at the annual meeting, is required to amend the 1993 Long-Term Incentive Plan.

5. SHAREHOLDER PROPOSAL: COMPENSATION TIED TO DIVIDEND
    (Item 5 on proxy card)

    Westinghouse has been advised that Robert J. Clark, the beneficial owner of 2,400 shares of common stock, and Scarlett Clark, the beneficial owner of 4,000 shares of common stock, both residing at P.O. Box 999, Southhampton, New York 11969, will submit the following proposal at the meeting:

    WHEREAS we, the shareholders, are the owners of the Company and

    WHEREAS we have no control over the salaries, bonuses, incentives, separation payments and other monies paid to individuals and

    WHEREAS payments made to officers of the Company and others in some instances appear to be unrelated to their contributions to the earnings of the Company as in the cases of $14.5 million reported to have been paid to R. A. Watson for eighteen months work and other payments to individuals while employees were being laid off and the dividend cut,

    It is herewith resolved that, in all future contracts of employment calling for annual pay including salary, bonuses, incentives, and other payments of $200,000 per year or more, the total payments made to such individuals will be reduced at the same annual rate as the annual rate of any cut in the dividends per common share of the Company, such reduction in pay to take effect on the same date that the reduced dividend becomes effective. The holders of present contracts will be offered the opportunity to renegotiate their contract to include the foregoing provision. No employee affected by this provision shall take a total cut in Company payments of more than 25% for any one cut in the dividend. The names of those accepting renegotiation will be published in the next annual meeting statement or any suitable medium.

    It is further resolved that no stock purchase options shall be offered at an exercise price lower than 20% above the closing price on the New York Stock Exchange of the Company's common shares on the day the options are offered.

    No particular element in this proposal shall be implemented if it specifically causes the Company to violate any federal, state, or local laws specifically pertaining thereto.

    Management will tell us to vote against this proposal because they know how to run the Company without the advice of the shareholders. The price of the common shares disputes this. Management will also tell us they need enormous salaries to attract the best people. The best performers are attracted by the best opportunities, not by money alone.

THE RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board believes that it is in the best interests of the Corporation and its shareholders to link compensation, particularly for executives, to corporate performance and increases in shareholder value. In addition, the Corporation must have the ability to attract, retain and motivate high-quality executives and other employees through compensation plans that are competitive as measured against norms and that reward employees for their individual job performance. The Corporation's current executive compensation program was carefully developed under the auspices of the Compensation Committee, which is comprised exclusively of outside independent directors. Executive compensation is closely linked to corporate and individual performance and rewards executives for the achievement of performance goals designed to increase shareholder value. The dividend rate which is the focus of this proposal is not, by itself, an appropriate standard to measure corporate performance and establish compensation levels for the Corporation's employees. It neglects a whole range of operational and financial goals of the Corporation that could enhance shareholder value, and fails to recognize significant contributions made by executive officers and other employees.

    The Board agrees that "money alone" is not enough to maintain the human resources needed by the Corporation, but compensation undeniably (and understandably) is a critical factor. The compensation of the Corporation's executives has been designed to attract, motivate and retain talented individuals in order to accomplish the shared goals of the Corporation and its shareholders. These goals would not be served by arbitrarily pegging compensation to just the dividend rate, nor by imposing a downside risk on executives with no countervailing upside potential.

    Stock options are an important feature of total executive compensation, and reinforce the common interest of our shareholders and management in the vitality of the Corporation. They are very much a performance based incentive that rewards executives when shareholder value increases. The Compensation Committee has granted stock options with a premium exercise price over current market price when appropriate, as in the case of options for 250,000 shares to Mr. Jordan when he joined the Corporation. However, as options are an important part of the total compensation picture, the Compensation Committee must retain maximum flexibility with respect to stock option awards. This proposal would limit the Compensation Committee's flexibility.

    THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE PROPOSED RESOLUTION.

    The favorable vote of a majority of the votes cast on this proposal is required for passage.

6. SHAREHOLDER PROPOSAL: LINK COMPENSATION TO DIVIDEND, TERMINATE ALL BONUSES, CAP EXECUTIVE COMPENSATION AT ONE MILLION FIVE HUNDRED THOUSAND DOLLARS
    (Item 6 on proxy card)

    Westinghouse has been advised that Rollin R. Brandenburg and Elaine M. Brandenburg, residing at 2715 Russell Road, Winthrop Harbor, Illinois 60096-1103, the beneficial owners of 3,715 shares of common stock, will submit the following proposal at the meeting:

    Over a period of years each time the Westinghouse Electric Company does well (the stock advanced), the Chief Executive Officer, other board members and high level managers pat themselves on the back and reward themselves with bonuses and long-term incentives. Now, because of poor management practices over a number of years, we believe when the Company does poorly these same high level personnel should take as severe a cutback, as do the stockholders.

    We propose that:

    The board of directors review their executive compensation basis and consider the stockholders using the following guidelines. All compensation to personnel above the Professional level be tied to the stock dividend rates being paid to stockholders, all bonuses be stopped immediately, in no case will any Executives total compensation and incentives exceed One Million, Five Hundred Thousand Dollars ($1,500,000) and all Executive pay be proportional to the Stock Dividend paid to Stockholders up to the Maximum of $1,500,000.

THE RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board believes that it is in the best interests of the Corporation and its shareholders to link compensation, particularly for executives, to corporate performance and increases in shareholder value. In addition, the Corporation must have the ability to attract, retain and motivate high-quality executives and other employees through compensation plans that are competitive as measured against industry norms and that reward employees for their individual job performance. The Corporation believes that its compensation plans and policies achieve these goals and that the interests of the Corporation and its shareholders would be adversely affected if the Corporation were to operate under the rigid and arbitrary standards sought to be imposed by this proposal.

    The Corporation's current executive compensation program was carefully developed under the auspices of the Compensation Committee, which is comprised exclusively of outside independent directors. Executive compensation is closely linked to corporate and individual performance and rewards executives for the achievement of performance goals designed to increase shareholder value. The dividend rate which is the focus of the proposal is not, by itself, an appropriate standard to measure corporate performance and establish compensation levels for the Corporation's employees. It neglects a whole range of operational and financial goals of the Corporation that could enhance shareholder value and fails to recognize significant contributions made by executive officers and other employees.

    In addition, because the Corporation sets the dividend, the Corporation believes that linking compensation in the form of benefits under the Corporation's several benefit plans to the dividend may place the Corporation in violation of the Employee Retirement Income Security Act of 1974, which mandates that such benefits not be subject to employer discretion.

    Moreover, immediately stopping all bonuses or arbitrarily modifying compensation could expose the Corporation to liability for breach of employment contracts and collective bargaining agreements in violation of state and federal law.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE PROPOSED RESOLUTION.

    The favorable vote of a majority of the votes cast on this proposal is required for passage.

VOTING INFORMATION

    Under Pennsylvania law and the Corporation's Restated Articles of Incorporation and by-laws, the presence of a quorum is required to transact business at the annual meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees, abstentions and broker-dealer non-votes will be counted in determining the presence of a quorum.


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

    Assuming the presence of a quorum, (i) the eleven nominees for director receiving the highest number of votes will be elected directors, (ii) the affirmative vote of a majority of the common shares present, either in person or by proxy, and entitled to vote is required to approve the amendment to the Deferred Stock and Compensation Plan for Directors and the amendments to the 1993 Plan and (iii) the affirmative vote of a majority of all shares cast by the shareholders is required for the election of independent accountants and for the adoption of the shareholder proposals.

    Abstentions and broker-dealer non-votes are not counted in determining the number of votes cast in connection with the election of independent accountants or the adoption of the shareholder proposals. While abstentions and broker-dealer non-votes are not cast and therefore do not count either for or against the election of independent accountants or the shareholder proposals, they do have the practical effect of reducing the number of affirmative votes required to achieve majority in each of these matters. Abstentions are considered as present in determining the number of votes required to approve the amendment to the Deferred Stock and Compensation Plan for Directors and the amendments to the 1993 Plan. An affirmative vote of a majority of all shares present and entitled to vote is required to amend the Deferred Stock and Compensation Plan for Directors and to amend the 1993 Plan. Therefore, an abstention with respect to either of these amendments will have the same effect as a vote against such amendments.

SHAREHOLDER PROPOSAL SUBMISSIONS

    To be considered for inclusion in the proxy materials relating to the 1996 Annual Meeting, shareholder proposals must be received at the principal executive offices of Westinghouse on or before November 12, 1995.


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

SOLICITATION OF PROXIES

    The solicitation of proxies is made on behalf of the Board of the Corporation. Solicitation by the Corporation will be by mail, except for any personal solicitation made orally or in writing by directors, officers and employees of Westinghouse. The cost of solicitation, including the cost of any such personal solicitation, will be paid by the Corporation. Westinghouse may request persons, such as brokers, nominees and fiduciaries, holding stock in their names to forward proxy materials to the beneficial owners and it will reimburse such persons for their reasonable expenses incurred in doing so. In addition, Westinghouse has retained Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, for a fee of $12,000 plus incidental and related expenses, to assist in providing proxy materials to brokers, nominees, fiduciaries and individuals (other than the officers of the Corporation) holding sizable amounts of stock and in soliciting proxies from them.

    A shareholder giving a Proxy has the power to revoke the Proxy by notice to the Secretary of the Corporation. All Proxies will be voted if properly signed, received by the Secretary of the Corporation prior to the close of voting at the meeting and not revoked.

    As of the time of preparation of this proxy statement, the Board knows of no matter, other than those described in the foregoing paragraphs, that will be presented at the meeting. However, if any other matters properly come before the meeting or any adjournment thereof, the person or persons voting the Proxies will vote them in accordance with their best judgment.

    March 10, 1995


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41

EXHIBIT A

    DEFERRED COMPENSATION AND STOCK PLAN FOR DIRECTORS
    (as amended as of April 26, 1995)

SECTION 1.  INTRODUCTION

    1.1 Establishment. Westinghouse Electric Corporation, a Pennsylvania corporation (the Company ), has established the Deferred Compensation and Stock Plan for Directors as amended as of April 26, 1995 (the Plan ) for those directors of the Company who are neither officers nor employees of the Company. The Plan provides (i) for the grant of awards in the form of Common Stock Equivalents to Directors prior to April 26, 1995 and in the form of Stock Options to Directors beginning April 26, 1995, and (ii) the opportunity for the Directors to defer receipt of all or a part of their cash compensation through a tax effective investment mechanism. Unless otherwise provided for herein, the term Company includes Westinghouse Electric Corporation and its subsidiaries.

    1.2 Purposes. The purposes of the Plan are to encourage the Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other shareholders of the Company, to encourage the highest level of Director performance by providing the Directors with a direct interest in the Company's attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified Directors.

    1.3 Effective Date of Amendment. This Plan shall be effective on the date on which the amendment to the Deferred Stock and Compensation Plan for Directors is approved by the common shareholders of the Corporation. In the event that this amendment is not so approved, the Deferred Stock and Compensation Plan for Directors as in effect prior to the amendment shall remain in full force and effect.

SECTION 2.  DEFINITIONS

    2.1 Definitions. The following terms shall have the meanings set forth below:

    (a) "Board" means the Board of Directors of the Company.

    (b) "Cash Account" means the account established by the Company in respect of each Director pursuant to Section 6.3 hereof and to which will be credited annual retainer and/or fees and other amounts deferred pursuant to the Plan.

    (c) "Cause" means any act of (a) fraud or intentional misrepresentation, or
(b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its direct or indirect majority-owned subsidiaries.

    (d) "Change in Control" shall have the meaning assigned to it in Section 8.2 hereof.

    (e) "Committee" means the Compensation Committee of the Board or any successor established by the Board.

    (f) "Common Stock Equivalent" means a hypothetical share of Stock which shall have a value on any date equal to the mean of the high and low prices of the Stock as reported by the composite tape of the New York Stock Exchange on that date.

    (g) "Common Stock Equivalent Award" means an award of Common Stock Equivalents granted to a Director pursuant to Section 5 of the Plan.

    (h) "Debenture" means a hypothetical debenture of the Company that has a face value of $100, bears interest at a rate equal to the seven year U.S. Treasury Bond rate (beginning January 1, 1995, the ten year U.S. Treasury Bond rate) in effect the week prior to the regular January meeting of the Board (or, if no such meeting is held, the week prior to the first trading day of the New York Stock Exchange in February) in the year in respect of which deferred amounts are earned, and is convertible into Stock at a conversion rate determined by dividing $100 by the mean of the high and low prices of the Stock as reported by the composite tape of the New York Stock Exchange on the date the Debenture is credited to the Deferred Debenture Account pursuant to Section 6.3 hereof.

    (i) "Deferred Debenture Account" means the account established by the Company in respect of each Director pursuant to Section 6.3 hereof and to which will be credited Debentures and other amounts pursuant to the Plan.

    (j) "Deferred Stock Account" means the account established by the Company in respect of each Director pursuant to Section 5.2 hereof and to which will be credited Common Stock Equivalents pursuant to the Plan.

    (k) "Director" means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the By-laws of the Company to serve as such.

    (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

    (m) "Fair Market Value" means the mean of the high and low prices of the Stock as reported by the composite tape of the New York Stock Exchange (or such successor reporting system as shall be selected by the Committee) on the relevant date or, if no sale of the Stock shall have been reported for that day, the average of such prices on the next preceding day and the next following day for which there were reported sales.

    (n) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (o) "Stock" means the $1.00 par value Common Stock of the Company.

    (p) Stock Option means a non-statutory stock option to purchase shares of Stock for a purchase price per share equal to the Exercise Price (as defined in Section 7.2(a) below) in accordance with the provisions of the Plan.

    2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

SECTION 3.  PLAN ADMINISTRATION

    (a) The Plan shall be administered by the Committee. The members of the Committee shall be members of the Board appointed by the Board, and any vacancy on the Committee shall be filled by the Board.

    The Committee shall keep minutes of its meetings and of any action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any action that may be taken at a meeting of the Committee may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the members of the Committee. The Committee shall make appropriate reports to the Board concerning the operations of the Plan.

    (b) Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, the Committee shall have no authority, discretion or power to select the Directors who will receive awards pursuant to the Plan, determine the awards to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder or the price thereof or the time at which such awards are to be granted, establish the duration and nature of awards or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. The Plan shall be interpreted and implemented in a manner so that Directors will not fail, by reason of the Plan or its implementation, to be disinterested persons within the meaning of Rule 16b-3 under Section 16 of the Exchange Act, as such rule may be amended.

    (c) The Committee shall act on behalf of the Company as sponsor of the Plan. All expenses associated with the Plan shall be borne by the Company.

SECTION 4.  STOCK SUBJECT TO THE PLAN

    4.1 Number of Shares. 500,000 shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan, subject to adjustment and substitution as set forth in this Section 4. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if such shareholder approval is required. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

    4.2 Other Shares of Stock. Any shares of Stock that are subject to a Common Stock Equivalent Award, a Stock Option Award or a Debenture and which are forfeited, any shares of Stock that for any other reason are not issued to a Director, and any shares of Stock tendered by a Director to pay the Exercise Price of a Stock Option shall automatically become available again for use under the Plan if Rule 16b-3 under the Exchange Act and interpretations of the Securities and Exchange Commission or its Staff thereunder permit such share replenishment.

    4.3 Adjustments Upon Changes in Stock. If there shall be any change in the Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Committee in the terms of any awards or Debentures under the Plan to reflect such changes and to modify any other terms of outstanding awards on an equitable basis as the Committee in its discretion determines.

SECTION 5.  COMMON STOCK EQUIVALENT AWARDS

    5.1 Grants of Common Stock Equivalent Awards. Common Stock Equivalents equal to 400 shares of Stock shall be granted automatically each year, immediately following the Annual Meeting (as described in the Company's By-laws) up to but not including the Annual Meeting held in 1995, to each Director elected at such meeting or then continuing to serve on the Board subsequent to such meeting. In addition, if a person is elected to the Board at any time other than at an Annual Meeting and prior to the Annual Meeting held in 1995, whether by action of the shareholders of the Company or the Board, such person upon becoming a Director shall be granted automatically (i) if such election shall occur after the Annual Meeting and prior to July 1, Common Stock Equivalents equal to 300 shares of Stock, (ii) if such election shall occur on or after July 1 and prior to October 1, Common Stock Equivalents equal to 200 shares of Stock, and (iii) if such election shall occur on or after October 1 and prior to January 1 of the following year, Common Stock Equivalents equal to 100 shares of Stock. All Common Stock Equivalents granted pursuant to this Section 5.1 shall be adjusted as provided in Section 4.3.

    5.2 Deferred Stock Account. A Deferred Stock Account shall be established for each Director elected prior to the Annual Meeting held in 1995. The Deferred Stock Account shall consist of compensation in the form of Common Stock Equivalents awarded to the Director hereunder by the Company plus Common Stock Equivalents credited to the Deferred Stock Account in respect of dividends and other distributions on the Stock pursuant to Sections 5.3 and 5.4.

    5.3 Hypothetical Investment. Compensation awarded hereunder in the form of Common Stock Equivalents is assumed to be a hypothetical investment in shares of Stock, and will be adjusted to reflect stock dividends, splits and reclassifications and as otherwise set forth in Section 4.3.

    5.4 Hypothetical Dividends. Dividends and other distributions on Common Stock Equivalents shall be deemed to have been paid as if such Common Stock Equivalents were actual shares of Stock issued and outstanding on the respective record or distribution dates. Common Stock Equivalents shall be credited to the Deferred Stock Account in respect of cash dividends and any other securities or property issued on the Stock in connection with reclassifications, spinoffs and the like on the basis of the value of the dividend or other asset distributed and the value of the Common Stock Equivalents on the date of the announcement of the dividend or asset distribution, all at the same time and in the same amount as dividends or other distributions are paid or issued on the Stock. Fractional shares shall be credited to a Director's Deferred Stock Account cumulatively but the balance of shares of Common Stock Equivalents in a Director's Deferred Stock Account shall be rounded to the next highest whole share for any payment to such Director pursuant to Section 5.6 hereof.

    5.5 Statement of Account. A statement will be sent to each Director as to the balance of his Deferred Stock Account at least once each calendar year.

    5.6 Payment of Deferred Stock. Upon termination of services as a Director, the balance of the Director's Deferred Stock Account shall be paid to such director in Stock in January of the year following the year of termination of services as a Director on the basis of one share of Stock for each Common Stock Equivalent in such Director's Deferred Stock Account.

    5.7 Payments to a Deceased Director's Estate. In the event of a Director's death before the balance of his Deferred Stock Account is fully paid to him, payment of the balance of the Director's Deferred Stock Account shall then be made to his estate in the time and manner selected by the Committee in the absence of a designation of a beneficiary pursuant to Section 5.8 hereof. The Committee may take into account the application of any duly appointed administrator or executor of a Director's estate and direct that the balance of the Director's Deferred Stock Account be paid to his estate in the manner requested by such application.

    5.8 Designation of Beneficiary. A Director may designate a beneficiary in a form approved by the Committee.

SECTION 6.  DEFERRAL OF COMPENSATION

    6.1 Amount of Deferral. A Director may elect to defer receipt of all or a specified portion of the cash annual retainers and/or cash meeting fees otherwise payable to the Director for serving on the Board or any committee thereof.

    6.2 Manner of Electing Deferral. A Director shall make elections permitted hereunder by giving written notice to the Company in a form approved by the Committee. The notice shall include: (i) the percentage of meeting fees and/or annual retainer to be deferred, which amount must be stated in whole increments of 5 percent; and (ii) the time as of which deferral is to commence. Notwithstanding the foregoing, the election by a Director to participate in the Company's Deferral Program for Directors, which this Plan amends, shall continue in full force and effect with respect to this Plan without any action required to be taken by such Director and such election shall be deemed to be an election by a Director to defer such Director's cash compensation paid by the Company in respect of annual retainers and meeting fees.

    6.3 Accounts. A Cash Account and a Deferred Debenture Account shall be established for each Director electing to defer hereunder. Each Cash Account shall be credited with the amounts deferred on the date such compensation is otherwise payable. Such deferred amounts shall accrue interest from time to time at a rate equal to the seven year U.S. Treasury Bond rate (beginning January 1, 1995, the ten year U.S. Treasury Bond rate) in effect the week prior to the regular January meeting of the Board (or, if no such meeting is held, the week prior to the first trading day of the New York Stock Exchange in February) in the year in respect of which such deferred amounts are earned until the last trading day of the New York Stock Exchange prior to the regular January meeting of the Board (or, if no such meeting is held, until the first trading day of February) in the year following the year in respect of which deferred amounts are earned, at which time such deferred amounts, including interest, shall be invested in Debentures and credited to the Deferred Debenture Account. Deferred amounts shall be credited to the Deferred Debenture Account only in $100 amounts. Fractional amounts of $100 shall remain in the Cash Account and continue to accrue interest.

    6.4 Time for Electing Deferral. Any election to (i) defer cash annual retainer and/or cash meeting fees, (ii) alter the portion of such amounts deferred, or (iii) revoke an election to defer such amounts, must be made no later than six months prior to the time such compensation is earned by the Director or, if permitted by the rules under Section 16 of the Exchange Act, no later than six months prior to the time such deferred compensation is invested in Debentures and credited to the Deferred Debenture Account pursuant to Section
6.3 hereof. An election to commence a deferral may be made at any time in accordance with the procedures set forth in Section 6.2. Any election so made shall remain in effect beginning six months from the date of election until the Director ceases to be a Director or six months from the date the Director elects in writing to change his election.

    6.5 Payment of Deferred Amounts. Payments from a Deferred Debenture Account shall be made in five consecutive annual installments beginning in the January following the Director's termination of service. Payments from a Deferred Debenture Account shall consist of accumulated interest on the Debentures (which amount shall only be payable in cash) plus the greater value of (i) the face value of the Debentures or (ii) the shares of Stock into which the Debentures are convertible. In the event the value of the payment is determined by the amount referred to in clause (i), payment shall be made in cash. In the event such value is determined by clause (ii), such payment shall be made in Stock, other than the value of fractional shares which will be paid in cash.

    6.6 Payments to a Deceased Director's Estate. In the event of a Director's death before the balance of his Cash Account or Deferred Debenture Account is fully paid to him, payment of the balance of the Cash Account or

Deferred Debenture Account shall then be made to his estate in the time and manner selected by the Committee in the absence of a designation of a beneficiary pursuant to Section 6.7 hereof. The Committee may take into account the application of any duly appointed administrator or executor of a Director's estate and direct that the balance of the Director's Cash Account or Deferred Debenture Account be paid to his estate in the manner requested by such application.

    6.7 Designation of Beneficiary. A Director may designate a beneficiary in a form approved by the Committee.

SECTION 7.  STOCK OPTION AWARDS

    7.1 Grants of Stock Option Awards.

    (a) Stock Options for 3,000 shares of Stock shall be granted automatically each year, immediately following the Annual Meeting (as described in the Company's By-laws), beginning with the Annual Meeting held in 1995, to each Director elected at such meeting or then continuing to serve on the Board subsequent to such meeting. In addition, if a person is elected to the Board at any time after the Annual Meeting held in 1995 and other than at an Annual Meeting, whether by action of the shareholders of the Company or the Board, such person upon becoming a Director shall be granted automatically (i) if such election shall occur after the Annual Meeting and prior to July 1, Stock Options for 2,250 shares of Stock, (ii) if such election shall occur on or after July 1 and prior to October 1, Stock Options for 1,500 shares of Stock, and (iii) if such election shall occur on or after October 1 and prior to January 1 of the following year, Stock Options for 750 shares of Stock.

    (b) Stock Options for 750 shares of Stock shall be granted automatically each year, immediately following the Annual Meeting and the organization meeting of the Board related to such Annual Meeting, beginning with the Annual Meeting and related organization meeting held in 1995, to each Director elected at such organization meeting to serve as Chair of a standing Committee of the Board.

    (c) All Stock Options granted pursuant to Section 7.1 shall be adjusted as provided in Section 4.3.

    7.2 Terms and Conditions of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions:

    (a) Exercise Price. The purchase price at which each Stock Option may be exercised ( Exercise Price ) shall be determined as follows: on any date of grant pursuant to Section 7.1 above ( Grant Date ), (i) Stock Options for two thirds of the option shares granted on the Grant Date shall have an Exercise Price per share at 100% of Fair Market Value on the Grant Date and (ii) Stock Options for the remaining one third of the option shares granted on the Grant Date shall have an Exercise Price per share at 125% of Fair Market Value on the Grant Date.

    (b) Exercisability. Subject to the terms and conditions of the Plan and of the agreement referred to in Section 7.2(i), a Stock Option may be exercised in whole or in part upon written notice of exercise to the Company commencing on the first day after the Grant Date and until it terminates. During a Director's lifetime, a Stock Option may be exercised only by the Director or the Director's guardian or legal representative.

    (c) Mandatory Holding of Stock. Except as otherwise provided in Section 7.5, any Stock acquired on exercise of a Stock Option must be held by the grantee for a minimum of (1) three years from the date of exercise, (2) two years from the date the grantee ceases to be a director of the Company, or (3) until the occurrence of a Change of Control, whichever first occurs (the "Holding Period").

    (d) Option Term. The term of a Stock Option (the "Option Term") shall be the period of ten years from its Grant Date or until the date the Stock Option ceases to be exercisable as provided in Section 7.2(g), whichever is earlier.

    (e) Payment of Exercise Price. Stock purchased on exercise of a Stock Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company, (2) through the delivery of shares of Stock which are then outstanding and which have a Fair Market Value on the last business day preceding the date of exercise equal to the Exercise Price, (3) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the Exercise Price, or (4) by a combination of the permissible forms of payment; provided, that any portion of the Exercise Price representing a fraction of a share must be paid in cash and no share of Stock held for less than six months may be delivered in payment of the Exercise Price of a Stock Option.

    (f) Rights as a Shareholder. The holder of a Stock Option will not have any of the rights of a shareholder with respect to any shares of Stock subject to the Stock Option until such shares are issued by the Company following the exercise of the Stock Option.

    (g) Termination of Eligibility. If a grantee ceases to be a Director for any reason, any outstanding Stock Options shall be exercisable according to the following provisions:

    (1) If a grantee ceases to be a Director for any reason other than removal for Cause or death, any outstanding Stock Options held by such grantee shall be exercisable by the grantee at any time prior to the expiration of the Option Term;

    (2) If a grantee is removed from office as a director of the Company for Cause, any outstanding Stock Options held by such grantee shall be exercisable by the grantee at any time prior to the expiration of the Option Term or on or before the date the grantee is so removed from office, whichever first occurs; and

    (3) Following the death of a grantee while a Director or after the grantee ceased to be a Director for any reason other than removal for Cause, any Stock Options that are outstanding and exercisable by such grantee at the time of death shall be exercisable by the person or persons entitled to do so under the grantee's will, by a properly designated beneficiary in the event of death, or by the person or persons entitled to do so under the applicable laws of descent and distribution at any time prior to the earlier of
(a) the expiration of the Option Term and (b) two years after the date of death.

    (h) Termination of Stock Option. A Stock Option shall terminate on the earlier of (1) exercise of the Stock Option in accordance with the terms of the Plan, and (2) the expiration of the Option Term as specified in Sections 7.2(d) and 7.2(g).

    (i) Stock Option Agreement. All Stock Options shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer, the President or any Vice President and by the grantee.

    (j) General Restriction.

    (1) The obligation of the Company to issue Stock pursuant to Stock Options under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (a) the listing, registration or qualification of shares of Stock upon any securities exchange or under any state or federal law or (b) the consent or approval of any government or regulatory body is necessary or desirable, then such Stock shall not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not acceptable to the Committee.

    (2) Shares of Stock for use under the provisions of this Section 7 shall not be issued until they have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and such other exchanges, if any, as the Board of Directors of the Company shall determine, and a registration statement under the Securities Act of 1933 with respect to such shares shall have become, and be, effective.

    Subject to the foregoing provisions of this Section 7.2 and the other provisions of the Plan, any Stock Option granted under the Plan shall be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 7.2(i), or an amendment thereto; provided, that in no event shall the Committee or the Board have any power or authority which would cause the Directors to cease to be disinterested persons or transactions pursuant to the Plan to cease to be exempt from the provisions of Section 16(b) of the Exchange Act under Rule 16b-3.

    7.3 Annual Statement. A statement will be sent to each Director as to the status of his Stock Options at least once each calendar year.

    7.4 Designation of a Beneficiary. A Director may designate a beneficiary to hold and exercise outstanding Stock Options in accordance with the Plan in the event of the Director's death.

    7.5 Holding Period Applicable to a Deceased Grantee's Estate. As long as at least six months have elapsed since the Grant Date, a properly designated beneficiary or a person holding a Stock Option under a deceased grantee's will or under the applicable laws of descent or distribution exercising a Stock Option in accordance with

Section 7.2(g) will not be subject to the Holding Period with respect to shares of Stock received on exercise of a Stock Option.

Section 8.  Change of Control

    8.1 Settlement of Compensation. In the event of a Change in Control of the Company as defined herein, (a) (i) to the extent not already vested, all benefits hereunder shall be vested immediately, and (ii) awards as to a period of time less than a full year may be made as the Committee may determine as of the date of such Change in Control and then paid on such basis and in such form as the Committee may prescribe; and (b) the value of all unpaid benefits and deferred amounts shall be paid in cash to PNC Bank, N.A. (formerly known as Pittsburgh National Bank) the trustee pursuant to a trust agreement dated November 24, 1987, or any successor trustee, or otherwise on such terms as the Committee may prescribe or permit. For purposes of this paragraph, the value of deferred amounts shall be equal to the sum of (i) the value of all Common Stock Equivalent Awards then held in such Director's Deferred Stock Account (the value of which shall be based upon the highest price of the Stock as reported by the composite tape of the New York Stock Exchange during the thirty days immediately preceding the Change in Control) and (ii) the greater value of (x) the cash amount equal to the face value of the Debentures plus cash equal to accrued interest or (y) the number of shares of Stock into which the Debentures are convertible (the value of which shall be based upon the highest price of the Stock as reported by the composite tape of the New York Stock Exchange during the thirty days immediately preceding the Change in Control), plus cash equal to accrued interest.

    8.2 Definition of Change in Control. A Change in Control shall mean the occurrence of one or more of the following events:

    (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (b) the shareholders of the Company shall approve of any plan or proposal for the liquidation or dissolution of the Company, or (c) (i) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity shall purchase any Stock of the Company (or securities convertible into the Company's Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Stock (or securities convertible into Stock), the Board shall determine that the making of such purchase shall not constitute a Change in Control, or (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than the Company or any benefit plan sponsored by the Company or any of its subsidiaries) shall become the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control, or (d) at any time during any period of two consecutive years individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director during such two-year period is approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

SECTION 9.  ASSIGNABILITY

The right to receive payments or distributions hereunder (including any "derivative security" issued pursuant to the Plan, as such term is defined by the rules promulgated under Section 16 of the Exchange Act) and any Stock Options granted hereunder shall not be transferable or assignable by a Director other than by will, by the laws of descent and distribution, to a properly designated beneficiary in the event of death, or pursuant to a domestic relations order as defined by Section 414(p)(1)(B) of the Internal Revenue Code or the rules thereunder that satisfies Section 414(p)(1)(A) of that Code or the rules thereunder. In addition, Stock acquired on exercise of a Stock Option shall not be transferable prior to the end of the applicable Holding Period, if any, set forth in Sections 7.2(a) and 7.5, other than by will, by transfer to a properly designated beneficiary in the event of death, by the applicable laws of descent and distribution or pursuant to a domestic relations order as defined by Section 414(p)(1)(B) of the Internal Revenue Code or the rules thereunder that satisfies Section 414(p)(1)(A) of that Code or the rules thereunder.

SECTION 10.  PLAN AMENDMENT, MODIFICATION AND TERMINATION

    The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements and provided further, that no amendment or modification shall be made more than once every six months that would change the amount, price, or timing of the Common Stock Equivalent Awards or Stock Option Awards hereunder, other than to comport with changes in the Internal Revenue Code, the Employment Retirement Income Security Act, or the rules promulgated thereunder.

SECTION 11.  REQUIREMENTS OF LAW

    11.1 Federal Securities Law Requirements. Transactions pursuant to the Plan shall be subject to all conditions required under Rule 16b-3 to qualify such transactions for any exemption from the provisions of Section 16(b) of the Exchange Act available under that Rule.

    11.2 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

EXHIBIT B

PROPOSED AMENDMENTS TO THE
1993 LONG-TERM INCENTIVE PLAN

    The 1993 Long-Term Incentive Plan is hereby amended as follows:

1. The word "management" is deleted from the phrase key management personnel each place it appears in Section 1.1.

2. Section 1.3 is amended and restated in its entirety as follows:

"1.3 SELECTION FOR PARTICIPATION

    Participants selected by the Committee shall be Eligible Persons (as defined below) who are key employees and have the capacity to contribute to the success of the Company. Eligible Persons are persons who are salaried employees of the Company ("Employee" or "Employees"). In making this selection and in determining the form and amount of Awards, the Committee may give consideration to the functions and responsibilities of the Eligible Person, his or her past, present and potential contributions to the Company and other factors deemed relevant by the Committee."

3. The last sentence of the second paragraph of Section 1.5 is amended and restated in its entirety to read as follows:

    "The maximum number of such shares subject to options to purchase stock, SARs and Limited Rights under the Plan awarded to any one Participant in any one calendar year may not exceed 3,500,000 shares plus unused share amounts that could have been awarded to that Participant in previous calendar years."

TICKET REQUEST

If you plan to attend the 1995 Annual Meeting, the form below may be used to request an admission ticket(s). Only shareholders of record or their proxies and beneficial owners of Westinghouse common stock having evidence of ownership are entitled to attend the meeting. Each person attending should have a ticket to expedite admission to the meeting. Please fill in your name and address and a ticket(s) will be sent to you about a week before the meeting. A prompt return would be appreciated. The envelope provided for return of your proxy card may be used to return this form.

                           (Cut along dotted line)
- - --------------------------------------------------------------------------------

I plan to attend the 1995 Annual Meeting. I have indicated in the block provided
to the right the number of shareholders for whom tickets are requested.    /   /


- - --------------------------------------------------------------------------------
Name (please print)

- - --------------------------------------------------------------------------------
Street Address

- - --------------------------------------------------------------------------------
City                           State                        Zip Code

[WESTINGHOUSE LOGO]

                      WESTINGHOUSE ELECTRIC CORPORATION

        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                         SHAREHOLDERS, APRIL 26, 1995
                (See Proxy Statement for discussion of items.)

P   The undersigned hereby appoints Michael H. Jordan, Gary M. Clark and Louis
    J. Briskman, and each of them, jointly and severally, proxies, with power
R   of substitution, to vote all shares of common stock which the undersigned is entitled to vote on all matters which may come before the 1995 Annual
O Meeting of Shareholders of Westinghouse Electric Corporation, or any adjournment thereof.
X
    Election of Directors. Nominees:             (change of address/comments)
Y
    Frank C. Carlucci, Robert E. Cawthorn,
     Gary Clark,
                                                --------------------------------
    George H. Conrades, William H. Gray III,
                                                --------------------------------
    Michael H. Jordan, David T. McLaughlin,
                                                --------------------------------
    Richard M. Morrow, Richard R. Pivirotto,
                                                --------------------------------
    Paula Stern and Robert D. Walter.
                                                --------------------------------
                                                (if you have written in the
                                                above space, please mark the
                                                corresponding box on the
                                                reverse side of this card.)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                     SEE REVERSE
                                                                         SIDE

/X/ Please mark your                                                        4568
    votes as in this
    example.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BELOW, BUT IF NO SPECIFICATION IS MADE THEY WILL BE FOR ITEMS 1, 2, 3 AND 4 AND AGAINST ITEMS 5 AND 6.

- - --------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4
- - --------------------------------------------------------------------------------

                                            FOR       WITHHELD

1. Election of Directors (see reverse)     / /          / /

For, except vote withheld from the following nominee(s):

- - ---------------------------------------------------------------

                                            FOR       AGAINST       ABSTAIN

2. The election of independent             / /          / /           / /
   accountants for 1995.

3. Amendment to the Deferred Stock         / /          / /           / /
   and Compensation Plan for Directors.

4. Amendment to the 1993 Long-Term         / /          / /           / /
   Incentive Plan.

5. Shareholder Proposal:                   / /          / /           / /
   Employment contracts and stock
   options.

6. Shareholder Proposal:                   / /          / /           / /
   Employee compensation and
   executive compensation cap.


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


- - --------------------------------------------------------------------------

- - --------------------------------------------------------------------------
  SIGNATURE(S)                                               DATE